       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1999
                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                    FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                    QWEST COMMUNICATIONS INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                  4813                      84-1339282
    (STATE OR OTHER        (PRIMARY STANDARD             (I.R.S. EMPLOYER
    JURISDICTION OF            INDUSTRIAL              IDENTIFICATION NO.)
    INCORPORATION OR      CLASSIFICATION CODE
    ORGANIZATION)              NUMBER)

                               700 QWEST TOWER
                            555 SEVENTEENTH STREET
                            DENVER, COLORADO 80202
                                (303) 992-1400
  (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------
                              ROBERT S. WOODRUFF
                       EXECUTIVE VICE PRESIDENT--FINANCE
                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                                700 QWEST TOWER
                            555 SEVENTEENTH STREET
                            DENVER, COLORADO 80202
                                (303) 992-1400
      (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
     AREA CODE, OF AGENT FOR SERVICE FOR THE REGISTRANT)
                                 ---------------

                                  COPIES TO:
                                NICK NIMMO, ESQ.
                            HOLME ROBERTS & OWEN LLP
                         1700 LINCOLN STREET, SUITE 4100
                             DENVER, COLORADO 80203
                                 (303) 861-7000
                                 ---------------

  APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED SALE OF THE  SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                ---------------

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
 -------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                               PROPOSED          PROPOSED
TITLE OF EACH CLASS  AMOUNT       OFFERING     MAXIMUM           MAXIMUM
OF SECURITIES TO     TO BE        PRICE        AGGREGATE         AMOUNT OF
BE REGISTERED        REGISTERED   PER UNIT(1)  OFFERING PRICE(1) REGISTRATION
                                                                 FEE(2)
---------------------------------------------------------------------------
7.25% Senior
Notes Due 2008....   $300,000,000  100%        $300,000,000      $85,264
 -------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended.

(2) Calculated pursuant to Rule 457(f)(2) based on the book value on February 22, 1999 of the notes to be received by the Registrant in the exchange described herein.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                      This Prospectus, dated _____________, 1999, is subject to completion and amendment.


PROSPECTUS

                        OFFER TO EXCHANGE ALL OUTSTANDING
                              7.25% NOTES DUE 2008
                                       FOR
                          7.25% SERIES B NOTES DUE 2008
                                       OF
                     QWEST COMMUNICATIONS INTERNATIONAL INC.

We are offering, on the terms and conditions described in this prospectus, to exchange all of our outstanding 7.25% Senior Notes due 2008 for our registered 7.25% Series B Senior Notes due 2008. We issued the notes on November 27, 1998 and a total principal amount of $300.0 million is outstanding. The terms of the new 7.25% notes are identical to the terms of the old 7.25% notes except that the new 7.25% notes are registered under federal securities laws and will not contain any legends restricting their transfer.


                       Information about the 7.25% Notes:
                -----------------------------------------------
* Please consider the following:

-    The 7.25% notes will mature on November 1, 2008.

- We will pay interest on the 7.25% notes semi-annually on May 1 and November 1 of each year beginning May 1, 1999, at the rate of 7.25% per year.

- We have the option to redeem all or a portion of the 7.25% notes at any time at the redemption price set forth on page __ of this prospectus.

- You should carefully review the Risk Factors beginning on page __ of this prospectus.

- Our offer to exchange old 7.25% notes for new 7.25% notes will be open until 5:00 p.m., New York City time, on _____________, 1999, unless we extend the offer.

- You should also carefully review the procedures for tendering the old 7.25% notes beginning on page __ of this prospectus.

- The 7.25% notes are senior unsecured obligations and rank equal in right of payment to our existing future senior debt and senior in right of payment to our existing and future subordinated debt. As of September 30, 1998, we had $1,301.2 million of senior debt ranking equal in right of payment to the 7.25% notes.

- If you fail to tender your old 7.25% notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

-    No public market currently exists for the 7.25% notes.

     We do not intend to list the new 7.25% notes on any securities exchange and, therefore, no active public market is anticipated.

               --------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                         ------------------------------

             The date of this prospectus is                  , 1999

The information in this prospectus is not complete and may be changed. We may not sell the 7.25% notes until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to buy the 7.25% notes in any state where the offer or sale is not permitted.

                                ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Prospectus Summary.......................................................... 4
Cautionary Statement Regarding Forward-looking Statements...................18
Risk Factors................................................................20
The Exchange Offer..........................................................30
Use of Proceeds.............................................................39
Capitalization..............................................................40
Description of the 7.25% Notes..............................................41
Description of Certain Indebtedness.........................................82
Certain United States Federal Income Tax Considerations.....................87
Plan of Distribution........................................................93
Legal Matters...............................................................94
Experts.....................................................................94
Where You Can Find More Information.........................................95
Incorporation of Certain Documents by Reference.............................96


                            ------------------------

                               PROSPECTUS SUMMARY

This brief summary highlights selected information from the prospectus. It does not contain all of the information that is important to you. We urge you to carefully read and review the entire prospectus and the other documents to which it refers to fully understand the terms of the new 7.25% notes and the exchange offer. We sometimes refer to Qwest Communications International Inc. in this prospectus as "Qwest" and, together with its subsidiaries, including Qwest Communications Corporation ("QCC"), as the "Company."


THE COMPANY

We offer a full range of voice, data and video communications services through two core businesses: communications services and construction services.

Through our communications services business we provide internet and multimedia services, business services, government services, consumer services and wholesale services. Through our internet and multimedia services businesses we provide internet access, web hosting, co-location and remote access and future services, based on internet protocol, or IP, technology. We are developing internet and multimedia services according to market demand in partnership with leading information technology companies, including Microsoft Corporation (business applications and services) and Netscape Communications Corporation (one-stop access for an array of communications services accessed over the internet). Through our business services, government services and consumer services businesses we provide a full range of voice, data, video and related services to business customers, governmental agencies and residential customers. Through our wholesale services business we provide high-volume voice and conventional private line services to other communications providers, as well as to Internet service providers ("ISPs"), and other data service companies.

Through our construction services business we construct and install fiber optic systems for other communications providers, as well as for our own use.

Central to our strategies is our Macro Capacity (SM) Fiber Network, a high-capacity, IP-based fiber optic network designed to allow customers to exchange images, data and voice information. The network will reach approximately 18,500 route miles when completed in mid-1999. It employs a self-healing SONET ring architecture that prevents interruption in service to the Company's customers by instantaneously re-routing traffic in the event of a fiber cut. It is equipped with technologically advanced fiber and state-of-the-art transmission electronics. At full capacity, our network could transmit two trillion bits of multimedia information per second. Our network architecture supports IP, ATM (asynchronous transfer mode) and frame relay services, as well as circuit switched services.

In addition to significant advantages in service, speed and sophistication, our network's advanced technologies should also provide a cost advantage over older fiber systems generally in commercial use today. We expect an additional cost benefit from the sale of dark fiber along the network, which will reduce our net cost in the network retained for our own use. We believe that the technological advantages and growing reach of our network will position us to capture market share and take full advantage of the rapidly growing global demand for voice and data transmission capacity and services.

Under our current plan, the network will connect over 130 metropolitan areas coast-to-coast. Leased digital fiber optic facilities and more than 15 switches throughout the United States connect our network to metropolitan areas that account for more than 95 percent of U.S. call volume. In April 1998, we became the first network service provider to complete a transcontinental IP fiber network when we activated our network from Los Angeles to San Francisco to New York.

We are also forming a venture with KPN, the Dutch telecommunications company, to build and operate a pan-European IP-based fiber optic network linked to our network in North America for data, video and voice services. KPN will contribute to the venture two bi-directional, self-healing fiber optic rings (EuroRings 1 and 2), presently under construction in the United Kingdom, Germany, France, Belgium and the Netherlands, covering more than 2,200 miles. In February 1999, we completed the acquisition of Xlink Internet Service GmbH ("Xlink"), a leading ISP headquartered in Karlsruhe, Germany. We purchased the other 50 percent of Xlink in March 1998 when we acquired EUnet International Limited ("EUnet"). We will contribute EUnet, including Xlink, to the venture. The venturers will also contribute cash and transatlantic cable capacity that will connect EuroRings with our network in North America.

We are also building a 1,400-route-mile extension of the U.S. network into Mexico. We expect to complete the extension in early 1999. We own capacity on three undersea systems linking our network to Europe and are part of a consortium of communications companies that is building a submarine cable system connecting the U.S. to Japan. The 13,125-mile four-fiber pair cable will be capable of transmitting information at the rate of 640 gigabits per second. The consortium expects this project to be completed by the second quarter of 2000.


RECENT DEVELOPMENTS

Fourth Quarter and Year-End Results. We reported unaudited year-end results including revenue of $865.1 million and $2,242.7 million for the three and twelve months ended December 31, 1998, respectively, compared to $206.4 million and $696.7 million for the three and twelve months ended December 31, 1998, respectively. In addition, we reported a net loss of ($844.0) million, or ($3.02) per basic and diluted share for the year ended December 31, 1998, compared to net earnings of $14.5 million, or $0.08 per basic and $0.07 per diluted share for the year ended December 31, 1997. In the fourth quarter of 1998, we reported a net loss of ($21.6) million, or ($0.06) per basic and diluted share, compared to net earnings of $12.3 million, or $0.06 per basic and diluted share in the fourth quarter of 1997.

Credit Facility Commitment. In February 1999, we received commitments from several banks to syndicate an unsecured credit facility in the amount of $1.0 billion. It is a condition to closing that we sign a mututally satisfactory credit agreement. We expect to close by the end of the first quarter of 1999.

Issuances of Notes. On November 4, 1998, we issued and sold $750.0 million in principal amount of our 7.50% Senior Notes due 2008. The net proceeds from the offering was approximately $741.0 million, after deducting offering costs. Interest on the 7.50% Notes is payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 1999. The 7.50% Notes are subject to redemption at our option, in whole or in part, at any time at specified redemption prices.

In connection with the sale of the 7.50% Notes, we agreed to make an offer to exchange new notes, registered under the Securities Act of 1933 and with terms identical in all material respects to the original notes, for the original notes or, alternatively, to file a shelf registration statement under the Securities Act with respect to the original notes. We filed the registration statement on February 2, 1999.

Redemption of Notes. On December 31, 1998, we redeemed $87.5 million of our 10 7/8% Senior Notes Due 2007. Bankers Trust Company, the Trustee for the 10 7/8% notes, issued the required notice to affected noteholders on December 1, 1998.

Under the terms of the Indenture for the 10 7/8% notes, dated August 28, 1997, we may redeem up to 35%, or $87.5 million, of the $250 million principal amount of the 10 7/8% notes.

Equipment Credit Facility. In December 1998, we repaid the outstanding balance of our equipment credit facility. The balance of the facility was $57.3 million at September 30, 1998.

Our principal executive offices are located at 700 Qwest Tower, 555 Seventeenth Street, Denver, Colorado 80202, and our telephone number is (303) 992-1400.

The Exchange Offer

Securities to be Exchanged...

     On November 27, 1998, we issued $300.0 million aggregate principal amount of old 7.25% notes to the initial purchaser in a transaction exempt from the registration requirements of the Securities Act. The terms of the new 7.25% notes and the old 7.25% notes are substantially identical in all material respects, except that the new 7.25% notes will be freely transferable by the holders except as otherwise provided in this prospectus. See "Description of the 7.25% Notes."

The Exchange Offer...........

     $1,000 principal amount of new 7.25% notes in exchange for each $1,000 principal amount of old 7.25% notes. As of the date of this prospectus, old 7.25% notes representing $300.0 million aggregate principal amount are outstanding.

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that new 7.25% notes issued pursuant to the exchange offer in exchange for old 7.25% notes may be offered for resale, resold or otherwise transferred by holders (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased old 7.25% notes directly from us to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the new 7.25% notes are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to engage in a distribution of new 7.25% notes.

     However, the Commission has not considered the exchange offer in the context of a no-action letter and we cannot be sure that the staff of the Commission would make a similar determination with respect to this exchange offer. Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of the new 7.25% notes and has no arrangement or understanding to participate in a distribution of new 7.25% notes. Each broker-dealer that receives new 7.25% notes for its own account pursuant to the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new 7.25% notes. Broker-dealers who acquired old 7.25% notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the old 7.25% notes.

Registration Rights
  Agreement..................

     We sold the old 7.25% notes on November 27, 1998, in a private placement relying on Section 4(2) of the Securities Act. The old 7.25% notes were immediately resold by the initial purchaser in reliance on Rule 144A under the Securities Act. In connection with the sale, we entered into a Registration Rights Agreement with the initial purchaser requiring us to make the exchange offer. The Registration Rights Agreement also provides that we must use our reasonable best efforts to (i) cause the registration statement for the exchange offer to be declared effective within 150 days of the date on which we issued the old 7.25% notes and (ii) close the exchange offer on or before the 180th day following the date on which we issued the old 7.25% notes. See "The Exchange Offer -- Purpose and Effect."

Expiration Date..............

     The exchange offer will expire at 5:00 p.m., New York City time, ____________, 1999 or a later date and time to which we extend it.

Withdrawal...................

     The tender of the old 7.25% notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on , 1999, or a later date and time to which we extend the offer. Any old 7.25% notes not accepted for exchange for any reason will be returned without expense to the tendering holder as soon as practicable after the exchange offer expires or terminates.

Interest on the New 7.25% Notes and
  the Old 7.25% Notes..............

     Interest on the new 7.25% notes will accrue from the date of the original issuance of the old 7.25% notes or from the date of the last periodic payment of interest on the old 7.25% notes, whichever is later. No additional interest will be paid on old 7.25% notes tendered and accepted for exchange.

Conditions to the Exchange
  Offer......................

     The exchange offer is subject to certain customary conditions, certain of which may we may waive. See "The Exchange Offer -- Certain Conditions to Exchange Offer."

Procedures for Tendering Old 7.25%
  Notes......................

     Each holder of the old 7.25% notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a copy, in accordance with the instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or the copy, together with the old 7.25% notes and any other required documentation, to the exchange agent at the address set forth in this prospectus. Persons holding the old 7.25% notes through the Depository Trust Company ("DTC") and wishing to accept the exchange offer must do so pursuant to the DTC's Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things, (i) the new 7.25% notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving the new 7.25% notes, whether or not the person is the registered holder of the old 7.25% notes, (ii) the holder is not engaging in and does not intend to engage in a distribution of the new 7.25% notes,
     (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of the new 7.25% notes, and (iv) the holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of our company.

     We will accept for exchange any and all old 7.25% notes which are properly tendered (and not withdrawn) in the exchange offer prior to 5:00 p.m., New York City time, on , 1999. The new 7.25% notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer -- Terms of the Exchange Offer."

Exchange Agent...............

     The Bank of New York is serving as exchange agent in connection with the exchange offer.

Federal Income Tax
  Considerations.............

     In the opinion of our counsel, the exchange of old 7.25% notes for new 7.25% notes in the exchange offer should not be a taxable exchange for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Effect of not Tendering......

     Old 7.25% notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer. We will have no further obligation to provide for the registration under the Securities Act of the old 7.25% notes.

The New 7.25% Notes

     The summary below describes the principal terms of the new 7.25% notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the 7.25% Notes" section of this prospectus beginning on page __ contains a more detailed description of the terms and conditions of the new 7.25% notes.

Issuer.......................

     Qwest Communications International Inc.

Securities Offered...........

     $300,000,000 principal amount of 7.25% Series B Senior Notes Due 2008

Maturity.....................

     November 1, 2008

Interest Rate................

     7.25% per year (calculated using a 360-day year)

Ranking......................

     The new 7.25% notes will be senior unsecured obligations of Qwest and will rank equal in right of payment to our existing and future senior debt and senior in right of payment to all of Qwest's existing and future subordinated debt. The new 7.25% notes are not secured by any assets and are effectively subordinated to our future secured indebtedness to the extent of the value of the assets securing the indebtedness. As of September 30, 1998, on a pro forma basis after giving effect to the acquisition of Icon CMT Corp., the redemption of $87.5 million of our 10 7/8% notes, the repayment of $57.3 million of our equipment credit facility, the offering of the old 7.25% notes, the offering of our 7.50% Notes and the use of the proceeds from these offerings, Qwest would have had approximately $1,912.0 million of indebtedness outstanding, none of which was secured. The new 7.25% notes are effectively subordinated to all of the present and future indebtedness and other liabilities of our subsidiaries (including trade payables). The total liabilities of our subsidiaries (after the elimination of loans and advances by us to our subsidiaries) would have been approximately $1,893.7 million, of which approximately $32.0 million was secured. Any rights of us and our creditors, including the holders of new 7.25% notes, to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any the subsidiary will be subject to the prior claims of that subsidiary's creditors (including trade creditors).

Optional Redemption..........

     We can redeem the 7.25% notes at any time at a price of 100% of the principal amount plus the Applicable Premium (as defined).

Change of Control Offer......

     If a "Change of Control" of our Ccmpany occurs (as defined in the indenture for the 7.25% notes), we must give holders of the 7.25% notes an opportunity to sell us their 7.25% notes at 101% of their face amount, plus accrued interest.

     We might not be able to pay you the required price for new 7.25% notes you request us to purchase at the time of a Change of Control because we may also have to repay our senior credit facility and may not have enough funds to repay all of our senior debt at that time.

Asset Sale Proceeds..........

          If we engage in certain asset sales, we must generally use the proceeds (1) first, to the repayment of debt then outstanding under any credit facility, to the extent the agreements would require us to do so or prohibit note repurchases; (2) second, to offer to purchase outstanding 7.25% notes at 100% of their face amount, plus accrued interest; (3) third, to the repayment of other debt; and (4) fourth, to any other company use.

Certain Indenture
Provisions...................

     The indenture governing the 7.25% notes contains covenants limiting our (and most of our subsidiaries') ability to:

     - borrow additional money,

     - pay dividends or other distributions to stockholders,

     - allow subsidiaries to guarantee our debt,

     - limit the ability of subsidiaries to make payments to us,

     - make certain investments,

     - create certain liens on our assets,

     - sell certain assets,

     - enter into transactions with affiliates, and - engage in certain mergers or consolidations.

     These covenants are subject to a number of important limitations and exceptions and are more fully described under "Description of the 7.25% Notes" beginning on page __.

     Under the terms of the indenture for the 7.25% notes, we have no obligation to comply with most of the covenants during any period when the 7.25% notes have been assigned investment grade ratings. If the 7.25% notes later lose an investment grade rating, the covenants will again apply, but actions taken during the period generally cannot cause us to be in default if the covenants again become effective. Consequently, the protection afforded by the covenants could be weakened if the 7.25% notes are assigned investment grade ratings and subsequently downgraded to non-investment grade.

Use of Proceeds..............

     We will not receive any cash proceeds from the issuance of the new 7.25% notes pursuant to this prospectus.


RISK FACTORS

We urge you to carefully review the Risk Factors beginning on page __ for a discussion of factors you should consider before exchanging your old 7.25% notes for new 7.25% notes.

                SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                       CONDENSED COMBINED FINANCIAL DATA

The selected unaudited pro forma condensed combined statement of operations data for the year ended December 31, 1997 and for the nine months ended September 30, 1998 gives effect to the acquisitions of SuperNet, Inc., Phoenix Network, Inc., LCI International, Inc. and subsidiary ("LCI") and Icon as if the acquisitions had occurred on January 1, 1997. The unaudited pro forma condensed combined balance sheet data as of September 30, 1998 set forth below gives effect to the proposed acquisition by us of all the issued and outstanding shares of capital stock of Icon and the assumption of the Icon stock options and warrants as if the acquisition had occurred on September 30, 1998. The selected unaudited pro forma condensed combined financial data does not give effect to our acquisition of EUnet International Ltd. and the joint venture with KPN Telecom B.V. because the disclosure is not required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

The selected unaudited pro forma condensed combined financial data give effect to the acquisitions described above under the purchase method of accounting and are based on the assumptions and adjustments described in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements incorporated by reference in this prospectus. The fair value of the consideration will be allocated to the assets and liabilities acquired based upon the fair values of the assets and liabilities at the date of each respective acquisition and may be revised for a period of up to one year from the date of each respective acquisition. The preliminary estimates and assumptions as to the value of the assets and liabilities of LCI and Icon to the combined company are based upon information available at the date of preparation of the Unaudited Pro Forma Condensed Combined Financial Statements, and will be adjusted upon the final determination of the fair values. The items awaiting final allocation include LCI network asset valuation and final determination of the costs to sell these assets. It is anticipated that final allocation of the LCI purchase price will not differ materially from the preliminary allocation.

We have undertaken a study to determine the allocation of the Icon purchase price to the various assets acquired, including in-process research and development projects, and the liabilities assumed. Based on our consideration of the study's preliminary findings as of this date, we have allocated a portion of purchase price to certain intangible assets, including in-process R&D. See the footnotes to the pro forma condensed combined financial statements for further information on the preliminary allocation of purchase price.

The selected historical financial data as of the end of, and for each of the years in, the five year period ended December 31, 1997 and as of September 30, 1998 and 1997 and for the nine months ended September 30, 1998 and 1997 have been taken or derived from the respective historical consolidated financial statements of Qwest.

        SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)
              (AMOUNTS IN MILLIONS, EXCEPT PER SHARE INFORMATION)

                                                                  NINE MONTHS
                                                     YEAR ENDED      ENDED
                                                     DECEMBER 31, SEPTEMBER 30,
                                                        1997         1998
                                                    ------------ -------------
STATEMENT OF OPERATIONS DATA:
Revenue............................................    $2,473       $2,199
Operating expenses.................................     2,211        1,934
Depreciation and amortization......................       261          231
                                                       ------       ------
Earnings from operations...........................         1           34
Other expense, net.................................        39           64
                                                       ------       ------
Earnings before income taxes.......................       (38)         (30)
Income tax expense.................................        39           35
                                                       ------       ------
Net loss...........................................    $  (77)      $  (65)
                                                       ======       ======
Loss per share--basic and diluted..................    $(0.24)      $(0.20)
Shares used in calculating basic and diluted loss
 per share.........................................       326         329

                                                                       AS OF
                                                                   SEPTEMBER 30,
                                                                       1998
                                                                   -------------
BALANCE SHEET DATA:
Current assets....................................................    $1,157
Property and equipment, net.......................................    $2,058
Total assets......................................................    $7,126
Debt..............................................................    $1,623
Total liabilities.................................................    $3,133
Total stockholders' equity........................................    $3,993

                  SELECTED HISTORICAL FINANCIAL DATA

                                                                  NINE MONTHS
                                                                     ENDED
                               YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                           ------------------------------------  --------------
                           1993    1994    1995    1996   1997   1997   1998(1)
                           -----  ------  ------  ------  -----  -----  -------
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS AND
 OTHER FINANCIAL DATA:
Total revenue............  $  69  $   71  $  125  $  231  $ 697  $ 490  $1,378
Total operating
 expenses................     80      82     161     243    673    490   2,164
Earnings (loss) from
 operations..............    (11)    (11)    (36)    (12)    24   --      (786)
Other (income)
 expense(2)..............   (123)    --        2      (2)   --      (5)     51
Earnings (loss) before
 income taxes............    112     (11)    (38)    (10)    24      5    (837)
Net earnings (loss)......  $  69  $   (7) $  (25) $   (7) $  15  $   2  $ (823)
                           =====  ======  ======  ======  =====  =====  ======
Earnings (loss) per
 share--basic............  $0.40  $(0.04) $(0.15) $(0.04) $0.08  $0.01  $(3.17)
Earnings (loss) per
 share--diluted..........  $0.40  $(0.04) $(0.15) $(0.04) $0.07  $0.01  $(3.17)
EBITDA(3)................  $  (1) $   (6) $  (26) $    7  $  42  $  13  $  214
Net cash provided by
 (used in)
 operating activities....  $  (7) $    3  $  (57) $   33  $ (36) $ (60) $  106
Net cash provided by
 (used in)
 investing activities....  $ 107  $  (42) $  (59) $  (53) $(357) $(196) $ (778)
Net cash provided by
 (used in)
 financing activities....  $ (96) $   34  $  114  $   26  $ 766  $ 436  $  518
Capital expenditures(4)..  $   4  $   41  $   49  $   86  $ 445  $ 213  $  751
Ratio of earnings to
 fixed charges(5).......    5.67     --      --      --    1.15    --      --

                                     AS OF DECEMBER 31,     AS OF SEPTEMBER 30,
                                 -------------------------- --------------------
                                 1993 1994 1995 1996  1997      1997     1998
                                 ---- ---- ---- ---- ------ -------- -----------
                                  (IN MILLIONS)
SUMMARY BALANCE SHEET DATA:

Total assets...................  $61  $89  $184 $263 $1,398 $    908 $  6,834
Long-term debt.................  $ 2  $27  $ 69 $109 $  630      269    1,387
Total stockholders' equity(6)..  $12  $25  $ 26 $  9 $  382      369    3,752

                                  AS OF DECEMBER 31,          AS OF SEPTEMBER 30,
                           ------------------------------     -------------------
                            1995        1996        1997        1997        1998
                           ------      ------      ------      ------      ------
OPERATING DATA:
Route miles of
 conduit installed....... 3,200       3,650       9,500       7,900        15,979
Route miles of lit
 fiber installed.........   580         900       3,400       2,800         9,052
Total minutes....
 of use             237,000,000 382,000,000 669,000,000 433,000,000 6,252,000,000

--------
(1) On June 5, 1998, we acquired LCI. The acquisition was accounted for as a purchase and the results of LCI's operations are included with ours for the period subsequent to the acquisition.

(2) In November 1993, we sold substantially all of the fiber optic network capacity and related equipment and assets that we owned then to a third-party purchaser for $185.0 million. After deducting the carrying value of the assets sold and direct costs associated with the sale, we recognized a gain of approximately $126.5 million.

(3) EBITDA represents net earnings (loss) before interest, income taxes, depreciation and amortization, a nonrecurring expense of $2.6 million in the year ended December 30, 1996 to restructure operations, the gain on sale of telecommunications agreements of $6.1 million (which is non-recurring) in the year ended December 31, 1996, the gain on sale of contract rights of approximately $9.3 million (which is non-recurring) in the year ended December 31, 1997 and non-recurring expenses of $813 million in the nine months ended September 30, 1998 related to the LCI merger. EBITDA includes earnings from the construction contracts for the sale of dark fiber that we will use to provide cash for the construction cost of our network. EBITDA does not represent cash flow for the periods presented and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or as an alternative to cash flows as a source of liquidity, and may not be comparable with EBITDA as defined by other companies. Qwest believes that EBITDA is commonly used by financial analysts and others in the telecommunications industry. Without the effect of Qwest's growth share plan expense, EBITDA would have been $115.2 million, $20.0 million, and $1.8 million for the years ended December 31, 1997, 1996 and 1993, respectively, and $153.4 million and $80.6 million for the nine months ended September 30, 1998 and 1997, respectively.

(4) Capital expenditures include expenditures for property and equipment, accrued capital expenditures, capital expenditures financed with the equipment credit facility and initial obligations under capital leases.

(5) Earnings were insufficient to cover fixed charges by $864.0 million and $6.7 million for the nine month periods ended September 30, 1998 and 1997, respectively, and $12.6 million, $40.4 million and $11.0 million for the years ended December 31, 1996, 1995 and 1994.

(6) We have not declared or paid cash dividends on our common stock since becoming a public company in June 1997.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain "forward-looking statements" as that term is used in federal securities laws about our financial condition, results of operations and business. These statements include, among others:

(i) statements concerning the benefits that we expect will result from our business activities and certain transactions we have completed, such as synergies in the form of increased revenues, decreased expenses and avoided expenses and expenditures,

(ii) our plans to complete our communications network and

(iii)  other  statements  of  our  expectations,   beliefs,   future  plans  and
strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document, or may be incorporated by reference to other documents we have filed with the Commission. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus or incorporated by reference in this prospectus.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements. The risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, under "Risk Factors" in this prospectus, beginning on page __, and under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the documents incorporated by reference in this prospectus.

The most important factors that could prevent us from achieving our stated goals include, but are not limited to, the following:

- our failure to construct our communications network on schedule and on budget;

- operating and financial risks related to managing rapid growth, integrating acquired businesses and sustaining operating cash flow to meet our debt service requirements, make capital expenditures and fund operations;

- potential fluctuation in quarterly results;

- volatility of stock price;

- intense competition in the communications services market;

- dependence on new product development;

- our ability to achieve year 2000 compliance;

- rapid and significant changes in technology and markets;

- adverse changes in the regulatory or legislative environment affecting our business;

- failure to maintain necessary rights of way; and

- satisfactory negotiation and execution of certain definitive documentation.

Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on the statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of the document.

The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We undertake no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.


                                 RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating us and our business before participating in the exchange offer.

Effect of Not Tendering

Holders of old 7.25% notes who do not exchange their old 7.25% notes for new 7.25% notes will continue to be subject to the restrictions on transfer of the old 7.25% notes as set forth in the legends on the old 7.25% notes. In general, the old 7.25% notes may not be offered or sold, unless they are registered under the Securities Act or are exempt from registration. See "The Exchange Offer--Consequences of Failure to Exchange."

Holding Company Structure; Subordination of the 7.25% Notes to Indebtedness of Subsidiaries

The 7.25% notes are obligations only of Qwest, which is a holding company with no material assets other than the stock of its subsidiaries. Our subsidiaries conduct substantially all of our operations and own substantially all of our assets. As a result, our cash flow and our ability to meet our debt service obligations, including payments on the 7.25% notes, depends on the cash flow of our subsidiaries and the payment of funds by them to us in the form of loans, dividends or otherwise. Our subsidiaries generally are not obligated to make funds available to us for payment on the 7.25% notes or for other purposes. Existing debt agreements of our subsidiaries impose, and future debt instruments of our subsidiaries may impose, significant restrictions on the ability of our subsidiaries to pay dividends or make other distributions or loans and advances to us. In addition, the ability of our subsidiaries to make any payments to us will depend on their earnings, business and tax considerations and legal restrictions.

As a result, the 7.25% notes effectively will rank junior to all existing and future indebtedness, trade payables and other liabilities of our subsidiaries. In the event of a bankruptcy or dissolution of a subsidiary, our rights and the rights of our creditors, including the holders of the 7.25% notes, to share in the assets of the subsidiary will be subject to the prior claims of the subsidiary's creditors. After the payment of the subsidiary's liabilities, the subsidiary may not have enough assets remaining to pay us and our creditors. On a pro forma basis after giving effect to the acquisition of Icon, the redemption of $87.5 million of our 10 7/8% notes, the repayment of $57.3 million of our equipment credit facility, the offering of the old 7.25% notes, the offering of our 7.50% Notes, and the use of the proceeds from these offerings, at September 30, 1998, our subsidiaries would have had approximately $1,893.7 million of outstanding liabilities. All of these liabilities would effectively rank senior to the 7.25% notes. We expect that our subsidiaries will incur additional indebtedness in the future.

The 7.25% Notes are Unsecured; Subordination of the 7.25% Notes to Secured Indebtedness

The 7.25% notes will be general unsecured obligations of Qwest. As a result, the 7.25% notes will rank junior in right of payment to the claims of all of our secured creditors to the extent of the value of the secured assets. If a default or acceleration of our debt occurs, the holders of the debt could seize the assets securing the debt and sell the assets to satisfy all or a part of what is owed. On a pro forma basis, after giving effect to the acquisition of Icon, the redemption of $87.5 million of our 10 7/8% notes, the repayment of $57.3 million of our equipment credit facility, the offering of our 7.50% notes, the offering of the old 7.25% notes and the use of the proceeds from these offerings, at September 30, 1998, we would have had approximately $32.0 million of secured indebtedness. Future indebtedness incurred by us also may be secured.

The value of a substantial portion of our fixed assets is derived from employing the assets in a communications business. These assets are highly specialized and we expect that, taken individually, they would have limited marketability. Consequently, in the event of a realization by secured creditors on the assets of our subsidiaries, creditors would likely seek to sell the business as a going concern in order to maximize the proceeds realized. The price obtained upon a sale could be adversely affected by the necessity to obtain approval of the sale from the applicable regulatory authorities and compliance with other applicable governmental regulations.

Substantial Indebtedness; Ability to Incur Additional Debt

We have a significant amount of debt outstanding. As of September 30, 1998, on a pro forma basis, after giving effect to the acquisition of Icon, the redemption of $87.5 million of our 10 7/8% notes, the repayment of $57.3 million of our equipment credit facility, the offering of our 7.50% notes, the offering of the old 7.25% notes and the use of proceeds from these offerings, we would have had approximately $2,295.7 million of long-term debt (including the current portion), and a debt-to-equity ratio of 0.6 to 1.0. You should be aware that this significant amount of debt could have important consequences to you as a holder of the 7.25% notes. For example, a significant portion of our cash flow from operations must be dedicated to the repayment of the indebtedness, thereby reducing the amount of cash we have available for other purposes.

The indenture governing the 7.25% notes limits, but does not prohibit, us and our subsidiaries from incurring additional debt. We expect that we and our subsidiaries may incur substantial additional debt in the future. In February 1999, we received commitments from several banks to syndicate an unsecured credit facility in the amount of $1.0 billion. It is a condition to closing that we sign a mututally satisfactory credit agreement. We expect to close by the end of the first quarter of 1999.

Our ability to pay the principal of and interest on our debt will depend upon our future performance, which is subject to several uncertainties, many of which are beyond our control. We cannot assure you that we will have enough cash flow in the future to let us meet our anticipated debt service requirements (including those with respect to the 7.25% notes). Although we currently anticipate that we will pay the principal and interest on the 7.25% notes with cash flow from operations, we cannot assure you in this regard. Failure to generate sufficient cash flow may impair our ability to obtain additional equity or debt financing or to meet our debt service requirements, including the payment of principal and interest on the 7.25% notes. In those circumstances, we may be required to renegotiate the terms of our long-term debt or to refinance all or a portion of our long-term debt. We cannot assure you that we would be able to renegotiate successfully those terms or refinance our debt when required or that the terms of the refinancing would be acceptable to management. If we were unable to refinance our debt or obtain new financing under these circumstances, we would have to consider other options such as the sale of certain assets to meet our debt service obligations, the sale of equity, negotiations with our lenders to restructure debt or other options.

Restrictive Debt Covenants

The indentures for the 7.25% notes and our other outstanding senior notes (the "Senior Note Indentures") and our senior credit facilities impose significant operating and financial restrictions on us and our subsidiaries. These restrictions may significantly limit or prohibit us from engaging in certain transactions, including the following:

 o  borrowing additional money,

 o  paying  dividends  or  other  distributions  to  stockholders,

 o  allowing subsidiaries  to guarantee our debt,

 o  limiting the ability of  subsidiaries to make payments to us,

 o  making certain investments,

 o  creating certain liens on our  assets,

 o  selling  certain  assets,

 o  entering  into  transactions  with affiliates, and

 o  engaging in certain mergers or consolidations.

These restrictions could limit our ability to obtain future financing, make needed capital expenditures, withstand a future downturn in our business or in the economy or otherwise conduct necessary corporate activities. Under the terms of the indenture for the 7.25% notes, we have no obligation to comply with most of the covenants during any period when the 7.25% notes have been assigned investment grade ratings. If the 7.25% notes later lose an investment grade rating, the covenants will again apply, but actions taken during that period generally cannot cause us to be in default if the covenants again become effective. As a result, the protection afforded by the covenants could be weakened if the 7.25% notes are assigned investment grade ratings and subsequently downgraded to non-investment grade.

Our failure to comply with the restrictions in our other indentures and credit facilities could lead to a default under the terms of those documents. Our senior credit facilities also require us and certain of our subsidiaries to maintain specified financial ratios and satisfy certain financial tests. Our ability to meet these financial ratios and tests may be affected by events beyond our control and, as a result, there can be no assurance that we will be able to meet those tests. In the event of a default under any of our senior credit facilities, the applicable lenders could terminate their commitments to lend to us or accelerate the loans and declare all amounts borrowed due and payable. Borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. If any of these events occurs, we cannot assure you that we would be able to make the necessary payments to the lenders and cannot assure you that we would be able to find alternate financing. Even if we could obtain alternate financing, we cannot assure you that it would be on terms that are favorable or acceptable to us.

Completing the Qwest Network and Increasing Traffic Volume

Our objective is to become a leading facilities-based provider of multi-media communications services to businesses, consumers and other communications providers. Our ability to achieve this objective will depend largely on completion of our 18,450 route-mile fiber optic communications network on schedule and within budget, on maintaining the rights of way for our network and on achieving substantial volumes on our network. The construction of our network will be affected by many factors, such as weather and regulatory approvals, that are beyond our control. We cannot assure you that our entire network will be completed on schedule and within budget. Although we believe that our cost estimates and build-out schedule are reasonable, the actual construction costs or time required to complete our network could exceed current estimates. In addition, we must substantially increase our current traffic volume in order to realize the anticipated cash flow, operating efficiencies and cost benefits of the network. We cannot assure you that we will be able to achieve this increased traffic volume.

Operating Losses and Working Capital Deficits

We have had operating losses and have not had enough cash flow from operations to allow us to meet our debt service requirements, capital expenditures and other cash needs. We had a net loss of $822.6 million for the nine months ended September 30, 1998 (or $30.9 million excluding non-recurring costs associated with recent acquisitions and provisions for in-process research and development). We had an accumulated deficit of approximately $854.5 million at September 30, 1998.

We had a working capital deficit of approximately $49.5 million at September 30, 1998 and working capital deficits for each of the four fiscal years before 1998. We expect total capital expenditures for the year ending December 31, 1999 to be approximately $1.3 billion to $1.4 billion. Working capital deficits could limit our cash resources, resulting in reduced liquidity. We cannot assure you that our operations will be profitable in the future. We may require additional capital in order to offset operating losses and working capital deficits and to support our objectives. Certain debt instruments to which we and our subsidiaries are parties limit but do not prohibit the incurrence of additional indebtedness, and we expect additional indebtedness to be incurred by us or our subsidiaries in the future. We cannot assure you that we will be successful in obtaining additional borrowings when required, or that the terms of future indebtedness will not impair our ability to develop our business.

Competition

The communications industry is highly competitive. Many of our existing and potential competitors have financial, personnel, marketing and other resources that are significantly greater than ours, as well as other competitive advantages. Increased consolidation and strategic alliances in the telecommunications industry resulting from the Telecommunications Act of 1996 also could give rise to significant new competitors.

The success of our business plan depends on our ability to increase significantly our share of the communications services market in the medium and long term. Our primary competitors in this market are other communications service providers, including large and small facilities-based interexchange carriers. For high-volume capacity services, we compete primarily with other coast-to-coast and regional fiber optic network providers. AT&T, MCI WorldCom and Sprint currently are the three principal facilities-based long distance fiber optic networks. We are aware that others are planning additional networks that, if constructed, could employ similar advanced technology as our network. In addition, we have sold dark fiber along major portions of our network to Frontier Corporation and GTE Corporation. Upon completion of our network, Frontier and GTE will each have a fiber network smaller than ours in geographic scope with potential operating capability equal to ours. Another competitor is constructing, and has already obtained a significant portion of the financing for, a fiber optic network. As publicly announced, the scope of this competitor's  network  is less than  ours.  Nevertheless,  we  expect  that this competitor's network will compete directly with ours for many of the same customers where their and our routes overlap. A carrier's carrier announced in January 1998 that it plans to sell wholesale capacity on its fiber optic network and that it has entered into an agreement with one of the local telephone companies established as a result of the AT&T divestiture in 1984 known as the regional bell oerating cmpanies to be the primary user of its network. We believe that this network, although potentially competitive, is different in operating capability from ours. Another potential competitor, a new telecommunications company, has announced its intention to create a telecommunications network based on Internet technology.

In the switched services segment of the communications services market, we sell switched services to businesses, consumers and other communications carriers. In this market, we compete with facilities-based carriers such as AT&T, MCI WorldCom and Sprint, all of which have extensive experience in the long distance market, and some of the regional carriers. We compete in the switched services market on the basis of price, transmission quality, network reliability, customer service and support. Our ability to compete effectively in this market depends on our ability to maintain high quality services at prices equal to or below those charged by our major competitors. The Telecommunications Act will allow the regional bell operating companies and others to enter the long distance market. We cannot assure you that we will be able to compete successfully with existing or new competitors in our communications services markets. Our failure to do so would have a material adverse effect on our business, financial condition and results of operations.

Dependence on Significant Customers

We have substantial business relationships with a few large customers, primarily for the sale of dark fiber. Frontier, GTE and WorldCom (prior to its merger with MCI) accounted for approximately 9%, 10% and 2%, respectively, of total revenues for the nine months ended September 30, 1998, approximately 31%, 37% and 6%, respectively, of total revenues in 1997 and approximately 26%, 0% and 28%, respectively, of total revenues in 1996. Revenues from these large customers were attributable primarily to construction contracts for the sale of dark fiber that extend through 1998 or into 1999. In 1997, we entered into two large construction contracts for the sale of dark fiber to GTE. Our contracts with Frontier and GTE provide for reduced payments and varying penalties if we make late deliveries of route segments. These contracts also allow the purchaser, after grace periods ranging generally from 12 to 18 months, to drop the non-delivered segments from the system route to be delivered. In those cases, the purchaser would not pay us for that portion of the contract purchase price allocated to the non-delivered segments. A failure by any of our dark fiber purchasers to pay the full contract purchase price due to either the purchaser's breach or our failure to deliver certain segments on time would require us to seek alternative funding sources for capital expenditures. A significant reduction in the level of services we provide for any of our large customers could have a material adverse effect on our results of operations or financial condition.

We have generated substantial revenues from dark fiber sales. However, as our network is completed, we anticipate that revenues from dark fiber sales will substantially decrease in the future. Our business plan assumes that we will increase our revenue from communications services operations to fund the expansion of our network. We are aware that certain interexchange carriers are constructing or considering new networks. Accordingly, we cannot assure you that any of our customers will increase their use of our services, or will not reduce or cease their use of our services which could have a material adverse effect on our ability to fund the completion of our network.

Managing Rapid Growth

Part of our strategy is to achieve rapid growth by using our network to exploit opportunities that we expect will result from regulatory and technological changes and other industry developments. Our growth strategy also includes exploring opportunities for strategic acquisitions. We have completed five acquisitions since our initial public offering, including the acquisition of LCI in June 1998 for approximately $3,930.5 million and Icon for approximately $254.1 million in our common stock. As result of our strategy, we are experiencing rapid expansion that we expect will continue for the foreseeable future. This growth has increased our operating complexity. To manage our expansion effectively we must:

 o expand, train and manage our employee base, and attract and retain highly skilled personnel;

 o expand and improve our systems for serving and communicating with our customers;

 o continue to develop and market new products and services; o integrate acquired operations with our existing operations; and

 o  control  expenses related to the expansion of our business.

We cannot assure you that we will be able to satisfy these requirements, or otherwise manage our growth effectively, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Pricing Pressures and Industry Capacity

The long distance transmission industry generally has had overcapacity and falling prices since shortly after the AT&T divestiture in 1984. We believe that increasing demand in the last several years has resulted in a shortage of capacity and slowed the decline in prices. However, we also expect that prices for communications services will continue to fall over the next several years. This is due primarily to:

      (1) recent technological advances that permit large increases in the transmission capacity of both new and existing fiber; and

      (2) strategic alliances or similar transactions, such as purchasing alliances for long distance capacity among regional bell operating companies that increase the parties' purchasing power.

Also, our existing and future construction contracts for the sale of dark fiber with other carriers will increase supply of capacity and may lower prices for traffic on our network. These downward pressures on prices could have a material adverse effect on our business and on our financial condition and results of operations, including our ability to fund future operations.

Year 2000 Risks

Many existing computer systems, including hardware and software, use only the last two digits to identify a year. Consequently, as the year 2000 approaches, such systems will not recognize the difference in a year that begins with "20" rather than "19". As a result of the date change in the year 2000, if any of the Company's computer systems use only two digits to define the year, these defective systems may cause disruptions in its network operations through which the Company provides communications services to its customers and in its internal operations. Additionally, the Company is dependent upon outside sources to provide communications services to its customers and to bill its customers for such services. The greatest risk to the Company's ability to provide communications services is the failure of third-party service providers to be year 2000 compliant, especially those third-party service providers that provide local access and certain of the billing systems upon which the provision of long distance telecommunications service relies.


Rapid Technological Changes

The telecommunications industry is subject to rapid and significant changes in technology. For instance, recent technological advances permit large increases in the transmission capacity of both new and existing fiber. The introduction of new products or emergence of new technologies also may reduce the cost and increase the supply of certain services similar to those provided by us. We believe that for the foreseeable future technology changes will neither materially affect the continued use of fiber optic cable nor materially hinder our ability to acquire necessary technologies. However, the effect of technological changes on our operations cannot be predicted and could have a material adverse effect on our business, financial condition and results of operations.

Regulation Risks

Our operations are subject to extensive federal and state regulation. Communications services are subject to the provisions of the Communications Act of 1934, as amended (the "Communications Act"), including the Telecommunications Act and the FCC regulations under the Communications Act. Communications services also are covered by laws and regulations of the states, including regulation by public utility commissions ("PUCs") and other state agencies. Generally, we must obtain and maintain certificates of authority from regulatory bodies in most states where we offer intrastate services. We also must obtain prior regulatory approval of tariffs for our intrastate services in most of these jurisdictions.

Regulation of the telecommunications industry is changing rapidly, and the regulatory environment varies substantially from state to state. As deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to us. Some of our operations are also subject to various environmental, safety, health and other governmental regulations. Future regulatory, judicial or legislative activities could have a material adverse effect on us.

The Telecommunications Act may have potentially significant effects on our operations. The Telecommunications Act allows the regional bell operating companies to enter the long distance business and enables other entities, including entities affiliated with power utilities and ventures between local exchange carriers and cable television companies, to provide an expanded range of telecommunications services. Entry of these companies into the long distance business would result in substantial additional competition in communications services. This may have a material adverse effect on us and our customers that are communications services providers themselves. However, we believe that entry by the regional bell operating companies and other companies into the market will create opportunities for us to sell fiber or lease long distance high-volume capacity.


We monitor compliance with federal, state and local regulations governing the discharge and disposal of hazardous and environmentally sensitive materials, including the emission of electromagnetic radiation. We believe that we are in compliance with these regulations; however, any discharge, disposal or emission could have a material adverse effect on us.

Reliance on Key Personnel

Our operations are managed by key executive officers. The loss of any of these executive officers could have a material adverse effect on us. We believe that our growth and future success will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel. The competition for qualified personnel in the telecommunications industry is intense. We cannot assure you that we will be able to hire or retain necessary personnel. The loss of certain key members of senior management or the failure to recruit additional qualified personnel in the future could significantly impede our ability to complete the integration of acquired businesses and to attain our financial, expansion, marketing and other objectives.

Concentration of Voting Power; Potential Conflicts of Interest

Philip F. Anschutz, a director and Chairman of the Board of Directors of Qwest, beneficially owned approximately 46.1% of the issued and outstanding shares of Common Stock at December 31, 1998. Mr. Anschutz continues to have the power to elect all the directors of Qwest and to control the vote on all other matters, including significant corporate actions. Also, Mr. Anschutz is a director and holds approximately 5% of the stock of Union Pacific Railroad Company. Subsidiaries of that company own railroad rights of way on which a significant portion of our network has been and will be built.

Liquid Trading Market for the 7.25% Notes May Not Develop

There is no established trading market for the 7.25% notes. The initial purchaser of the 7.25% notes has informed us that it currently intends to make a market in the new 7.25% notes. However, the initial purchaser has no obligation to do so and may discontinue making a market at any time without notice. In addition, the liquidity of any trading market in the 7.25% notes will depend upon a number of factors including:

- the number of holders of the 7.25% notes;

- the overall market for similar securities;

- our financial performance and prospects; and

- prospects for companies in our industry generally.

As a result, we cannot assure you that an active trading market will develop for the 7.25% notes.

                              THE EXCHANGE OFFER

Purpose of the Exchange Offer

The Company originally issued and sold the old 7.25% notes on November 27, 1998 in an offering that was exempt from registration under the Securities Act in reliance upon the exemptions provided by Section 4(2), Rule 144A and Regulation S of the Securities Act. Accordingly, the old 7.25% notes may not be transferred in the United States unless so registered or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

As a condition to the sale of the old 7.25% notes, the Company and the initial purchaser of the old 7.25% notes entered into the Registration Agreement as of November 27, 1998. In the Registration Agreement, the Company agreed that it would (i) file with the Commission a Registration Statement under the Securities

Act with respect to the new 7.25% notes by February 25, 1999; (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act by April 26, 1999; and (iii) close an offer of the new 7.25% notes in exchange for surrender of the old 7.25% notes by May 26, 1999. We have filed a copy of the Registration Agreement as an exhibit to the Registration Statement of which this prospectus is a part. The Registration Statement satisfies certain of the Company's obligations under the Registration Agreement and the Purchase Agreement.

Resale of the New Notes

Based on no-action letters issued by the staff of the Commission to third parties, the Company believes that the new 7.25% notes issued in the exchange offer in exchange for old 7.25% notes would in general be freely transferable after the exchange offer without further registration under the Securities Act if the holder of the new 7.25% notes represents (i) that it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, (ii) that it is acquiring the new 7.25% notes in the ordinary course of its business and (iii) that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new 7.25% notes; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered if required. However, the Commission has not considered this exchange offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to this exchange offer. Holders of old 7.25% notes wishing to accept this exchange offer must represent to the Company that the conditions have been met. Each broker-dealer that receives new 7.25% notes for its own account pursuant to this exchange offer, where it acquired the old 7.25% notes exchanged for the new 7.25% notes for its own account as a result of market-making or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus in connection with the resale of the new 7.25% notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new 7.25% notes received in exchange for old 7.25% notes where the old 7.25% notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after closing of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers a prospectus to purchasers in connection with resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Agreement (including certain indemnification and contribution rights and obligations). See "Plan of Distribution."

Terms of the Exchange Offer; Period for Tendering Old 7.25% Notes

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together make up the exchange offer), the Company will accept for exchange any and all old 7.25% notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. The Company will issue $1,000 principal amount at maturity of new 7.25% notes in exchange for each $1,000 principal amount at maturity of outstanding old 7.25% notes surrendered pursuant to the exchange offer. Old 7.25% notes may be tendered only in integral multiples of $1,000.

The form and terms of the new 7.25% notes are the same as the form and terms of the old 7.25% notes except that (i) the exchange will be registered under the

Securities Act and hence the new 7.25% notes will not bear legends restricting their transfer, (ii) the interest, interest rate step-up, original issue discount and cash interest provisions will be modified or eliminated as appropriate and (iii) holders of the new 7.25% notes will not be entitled to certain rights of holders of old 7.25% notes under the Registration Agreement, which rights with respect to old 7.25% notes will terminate upon the closing of the exchange offer. The new 7.25% notes will evidence the same debt as the old 7.25% notes (which they replace) and will be issued under, and be entitled to the benefits of, the same indenture.

As of the date of this prospectus, an aggregate of $300,000,000 in principal amount at maturity of the old 7.25% notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about February __, 1999, to all holders of old 7.25% notes known to the Company.

Holders of the old 7.25% notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. The Company intends to conduct the exchange offer in accordance with the provisions of the Registration Agreement and the applicable requirements of the federal securities laws. See "Description of the 7.25% Notes--Exchange Offer; Registration Rights."

The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old 7.25% notes, by giving written notice of the extension to the holders as described below. During the extension, all old 7.25% notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by the Company. Any old 7.25% notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration of the exchange offer.

The Company reserves the right to amend or terminate the exchange offer if any of the conditions of the exchange offer specified below under "--Certain Conditions of the Exchange Offer" occur. The Company will give written notice of any extension, amendment, nonacceptance or termination to the holders of the old 7.25% notes as promptly as practicable. Any extension to be issued by means of a press release or other public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Procedures for Tendering Old 7.25% Notes

The tender to the Company of old 7.25% notes by a holder as set forth below and the acceptance by the Company will create a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender old 7.25% notes for exchange pursuant to the exchange offer must send a completed and signed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at one of the addresses set forth below under "--Exchange Agent" on or before the Expiration Date. In addition, either (i) certificates for the old 7.25% notes must be received by the exchange agent along with the letter of transmittal, or (ii) a timely confirmation of a book-entry transfer including an Agent's Message (a "Book-Entry Confirmation") of the old 7.25% notes, if the procedure is available, into the exchange agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent before the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of old 7.25% notes, letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old 7.25% notes should be sent to the Company.

Any beneficial owner whose old 7.25% notes are registered in the name of a broker, dealer, commercial bank, trustee or other nominee and who wishes to tender should contact the registered holder of the old 7.25% notes promptly and instruct the registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering its old 7.25% notes, either make appropriate arrangements to register ownership of the old 7.25% notes in the beneficial owner's name or obtain a properly completed power of attorney from the registered holder of old 7.25% notes. The transfer of record ownership may take considerable time. If the letter of transmittal is signed by a person or persons other than the registered holder of the old 7.25% notes, the old 7.25% notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name of the registered holder that appears on the old 7.25% notes.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old 7.25% notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the old 7.25% notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities
Dealers, Inc. or by a commercial bank or trustee having an office or correspondent in the United States (collectively, "Eligible Institutions"). If old 7.25% notes are registered in the name of a person other than a signer of the letter of transmittal, the old 7.25% notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, signed by the registered holder with the signature guaranteed by an Eligible Institution.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old 7.25% notes tendered for exchange will be determined by the Company in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any tenders of any particular old 7.25% notes not properly tendered or not to accept any particular old 7.25% notes whose acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old 7.25% notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender old 7.25% notes in the exchange offer). The interpretation of the terms and conditions of the exchange offer as to any particular old 7.25% notes either before or after the Expiration Date (including the letter of transmittal and its instructions) by the Company shall be binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old 7.25% notes for exchange must be cured within a reasonable period of time as the Company shall determine. Neither the Company, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old 7.25% notes for exchange, nor shall any of them incur any liability for failure to give the notification.

If the letter of transmittal or any old 7.25% notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

By tendering, each holder will represent to the Company, among other things, (i) that it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,
(ii) that it is acquiring the new 7.25% notes in the ordinary course of its business and (iii) at the time of the closing of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new 7.25% notes. If the holder is a broker-dealer that will receive new 7.25% notes for its own account in exchange for old 7.25% notes that were acquired as a result of market-making activities or other trading activities, the holder may be deemed to be an "underwriter" within the meaning of the Securities Act and is required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new 7.25% notes; however, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old 7.25% Notes for Exchange; Delivery of New 7.25% Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, the Company will accept, promptly after the Expiration Date, all old 7.25% notes properly tendered and will issue the new 7.25% notes promptly after acceptance of the old 7.25% notes. See "--Certain Conditions of the Exchange Offer" below. For purposes of the exchange offer, the Company shall be deemed to have accepted properly tendered old 7.25% notes for exchange when, as and if the Company has given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly after.

The new 7.25% notes will bear interest at the same rate and on the same terms as the old 7.25% notes. Consequently, cash interest on the new 7.25% notes will accrue at a rate of 7.25% per annum and will be payable semiannually in arrears commencing on May 1, 1999 and thereafter on November 1 and May 1 of each year. Interest, if any, on each new 7.25% note will accrue from the last interest payment date on which interest was paid on the surrendered old 7.25% note or, if no interest has been paid on the old 7.25% note, from the date on which cash interest on the old 7.25% note would begin to accrue. Consequently, holders whose old 7.25% notes are accepted for exchange will be deemed to have waived the right to receive any accrued but unpaid interest on the old 7.25% notes.

In all cases, the issuance of new 7.25% notes for old 7.25% notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the old 7.25% notes or a timely Book-Entry Confirmation of the old 7.25% notes into the exchange agent's account at the Book-Entry Transfer Facility, a completed and signed letter of transmittal and all other required documents. If any tendered old 7.25% notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, or if old 7.25% notes are submitted for a greater amount than the holder desires to exchange, the unaccepted or non-exchanged old 7.25% notes will be returned without expense to the tendering holder (or, in the case of old 7.25% notes tendered by book-entry procedures described below, the non exchanged old 7.25% notes will be credited to an account maintained with the Book-Entry Transfer Facility) designated by the tendering holder as promptly as practicable after the exchange offer expires or terminates.

Certain Conditions of the Exchange Offer

Notwithstanding any other term of the exchange offer, the Company will not be required to accept for exchange, or to issue new 7.25% notes in exchange for, any old 7.25% notes and may terminate or amend the exchange offer prior to the Expiration Date, if because of any changes in law, or applicable interpretations by the Commission, or because any action or proceeding is instituted or threatened in any court or governmental agency with respect to the exchange offer, the Company determines that it is not permitted to effect the exchange offer.

Holders may have certain rights and remedies against the Company under the Registration Agreement should the Company fail to consummate the exchange offer, notwithstanding a failure of the conditions stated above. These conditions are not intended to modify those rights or remedies in any respect.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the old 7.25% notes at the Book-Entry Transfer Facility for the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of old 7.25% notes by causing the Book-Entry Transfer Facility to transfer the old 7.25% notes into the exchange agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of old 7.25% notes may be effected through book-entry transfer at the Book- Entry Transfer Facility, the letter of transmittal or facsimile, or an Agent's Message, with any required signature guarantees and any other required documents, must, in any case, be received by the exchange agent at one of the addresses set forth below under "--Exchange Agent" on or before the Expiration Date or the guaranteed delivery procedures described below must be complied with.

The term "Agent's Message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the terms of the letter of transmittal, and the Company may enforce the letter of transmittal against the participant.

Guaranteed Delivery Procedures

If a registered holder of the old 7.25% notes wishes to tender the old 7.25% notes and the old 7.25% notes are not immediately available, or time will not permit the holder's old 7.25% notes or other required documents to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on time, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the exchange agent has received from the Eligible Institution a completed and signed letter of transmittal (or a facsimile) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of the old 7.25% notes and the amount of old 7.25% notes, stating that the tender is being made thereby and guaranteeing that within five trading days (on the Nasdaq National Market after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered old 7.25% notes, in proper form for transfer, or a Book-Entry Confirmation, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent, and (iii) the certificates for all physically tendered old 7.25% notes, in proper form for transfer, or a

Book-Entry Confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five Nasdaq National Market trading days after the date of signing the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

Tenders of old 7.25% notes may be withdrawn at any time prior to the Expiration Date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "--Exchange Agent." Any notice of withdrawal must specify the name of the person who tendered the old 7.25% notes to be withdrawn, identify the old 7.25% notes to be withdrawn (including the amount of the old 7.25% notes), and (where certificates for old 7.25% notes have been transmitted) specify the name in which the old 7.25% notes are registered, if different from that of the withdrawing holder. If certificates for old 7.25% notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an Eligible Institution. If old 7.25% notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn old 7.25% notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by the Company whose determination shall be final and binding on all parties. Any old 7.25% notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old 7.25% notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder without cost to the holder (or, in the case of old 7.25% notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, the old 7.25% notes will be credited to an account with the Book-Entry Transfer Facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old 7.25% notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old 7.25% Notes" above at any time on or before the Expiration Date.

Exchange Agent

Bankers Trust Company has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal should be directed to the exchange agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange Agent addressed as follows:

  Delivery To: Bankers Trust Company, Exchange Agent

              BY MAIL:                                  BY HAND:

     BT Services Tennessee, Inc.                  Bankers Trust Company
          Reorganization Unit                Corporate Trust and Agency Group
            P.O. Box 292737                      Receipt & Delivery Window
       Nashville, TN 37229-2737              123 Washington Street, 1st Floor
                                                    New York, NY 10006

                            For information, call:

                                (800) 735-7777
                            Confirm: (615) 835-3572
                              Fax: (615) 835-3701

                         BY OVERNIGHT MAIL OR COURIER:

                          BT Services Tennessee, Inc.
                       Corporate Trust and Agency Group

                              Reorganization Unit
                            648 Grassmere Park Road
                              Nashville, TN 37211

  Delivery of a letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

  The Company will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

  The Company will pay the approximately $245,000 of cash expenses the Company estimates will be incurred in connection with the exchange offer.

ACCOUNTING TREATMENT


  For accounting purposes, the Company will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new 7.25% notes.

TRANSFER TAXES

Holders who tender their old 7.25% notes for exchange will not be required to pay any transfer taxes, except that holders who instruct the Company to register new 7.25% notes in the name of, or request that old 7.25% notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for paying any applicable transfer tax.

REGULATORY MATTERS

  The Company is not aware of any governmental or regulatory approvals that are required in order to complete the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

Participation in the exchange offer is voluntary. Holders of the old 7.25% notes are urged to consult their financial and tax advisors in making their own decisions on what action to take. See "Certain United States Federal Income Tax Considerations."

The old 7.25% notes that are not exchanged for the new 7.25% notes in the exchange offer will remain restricted securities. Accordingly, those old 7.25% notes may only be transferred (A)(i) to a person who the seller reasonably believes is a qualified institutional buyer under Rule 144A, (ii) in an offshore transaction under Rule 903 or Rule 904 of Regulation S under the Securities Act, or (iii) under Rule 144 under the Securities Act (if available) and (B) in accordance with all applicable securities laws of the states of the United States. Under certain circumstances, the Company is required to file a Shelf

Registration Statement. See "Description of the 7.25% Notes--Exchange Offer; Registration Rights."

PAYMENT OF ADDITIONAL INTEREST UPON REGISTRATION DEFAULT

If a Registration Default (as defined) occurs, additional interest ("Liquidated Interest") will accrue on the 7.25% notes (in addition to the stated interest on the 7.25% notes) from and including the date on which any the Registration Default shall occur and to but excluding the date on which all Registration Defaults have been cured. Liquidated Interest will be payable in cash semiannually in arrears each November 1 and May 1, at a rate per year equal to 0.50% of the principal amount at maturity of the 7.25% notes during the 90-day period immediately following the occurrence of the Registration Default and shall increase by 0.25% per year of the principal amount at maturity of the 7.25% notes at the end of each subsequent 90-day period, but in no event shall the rates exceed 2.0% per year in the aggregate regardless of the number of Registration Defaults. See "Description of the 7.25% Notes--Exchange Offer; Registration Rights."


                                 USE OF PROCEEDS

The Company will not receive any proceeds from the issuance of the new 7.25% notes or the closing of the exchange offer or any sale of new 7.25% notes to any broker-dealer.

                                 CAPITALIZATION

The following table sets forth as of September 30, 1998 (i) the historical consolidated capitalization of the Company, (ii) the pro forma capitalization of the Company assuming the acquisition of Icon had occurred on September 30, 1998, and (iii) the pro forma capitalization of the Company, as adjusted to give effect to the redemption of $87.5 million of our 10 7/8% notes, the repayment of $57.3 million of our equipment credit facility, the offering of our 7.25% Notes Due 2008, the offering of the old 7.25% notes and the use of the proceeds from these offerings. All share and per share information with respect to Qwest included in the table gives effect to the two-for-one stock split that occurred in February 1998 in the form of a stock dividend. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Historical Consolidated Financial Statements and the notes thereto, incorporated by reference into this prospectus.

                                                 Sept. 30, 1998


                                                                   Pro Forma as
                                             Actual   Pro Forma    Adjusted(1)
                                                    (in millions)

Current portion of long-term debt(2)         $ 235.9  $  235.9     $    3.4
                                             =======  ========     ========
10 7/8% Notes                                $ 250.0  $  250.0     $  162.5
9.47% Notes                                    382.6     382.6        382.6
8.29% Notes                                    316.9     316.9        316.9
7.25% Notes Due 2007                           351.7     351.7        351.7
7.25% Notes                                      -           -        750.0
7.25% Notes                                      -           -        300.0
Other long-term debt                            85.9      85.9         28.6
                                             -------   -------      -------
Total long-term debt (excluding current
portion)                                     1,387.1   1,387.1      2,292.3
                                             -------   -------      -------
Stockholders' equity
  Preferred stock, $.01 par value; 25.0
    million shares authorized; no                -           -           -
    shares issued and outstanding.         .
  Common stock, $.01 par value; 600.0 million
    shares authorized; 332.7                     3.3       3.4          3.4
    million shares issued and outstanding(3)
 .
  Additional paid-in capital                 4,603.2   4,853.8      4,853.8
  Accumulated deficit                      .
                                              (854.5)   (864.5)      (864.5)
                                             -------   -------      -------
Total stockholders' equity                 .
                                             3,752.0   3,992.7      3,992.7
                                             -------   -------      -------
Total capitalization                        $5,139.1  $5,379.8     $6,285.0
                                            ========   =======     =======

(1) The current portion of long-term debt was adjusted for the pay-down of the Company's existing credit facility and lines of credit from the proceeds of the 7.25% notes in November 1998.

(2) The existing credit facility which expires December 31, 1998 and the lines of credit are current liabilities and are included in current portion of long-term debt.

(3) 35.0 million of the authorized shares of Common Stock are reserved for issuance under the Equity Incentive Plan, 0.9 million of the authorized shares of Common Stock are reserved for issuance under the Growth Share Plan, 2.5 million of the authorized shares of Common Stock are reserved for issuance under various 401(k) Plans of the Company, 0.8 million of the authorized shares of Common Stock are reserved for issuance under the Employee Stock Purchase Plan and 8.6 million of the authorized shares of Common Stock are reserved for issuance under the warrant issued to Anschutz Family Investment Company LLC. See "Management-Equity Incentive Plan," "Management-Growth Share Plan" and "Certain Transactions" in the documents incorporated by reference in this prospectus.

                           DESCRIPTION OF THE 7.25% NOTES

GENERAL

The new 7.25% notes will be issued under an Indenture (the "Indenture") between the Company and Bankers Trust Company, as trustee under the Indenture (the "Trustee"). Copies of the Indenture are available from the Company on request. For purposes of this description of the 7.25% notes, the term "Company" refers to Qwest Communications International Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis. For purposes of this description of the 7.25% notes, the term "7.25% Notes" refers to the new 7.25% notes and the old 7.25% notes together. The new 7.25% notes and the old 7.25% notes are considered together to be a single class for all purposes under the Indenture, including waivers, amendments, redemptions and Offers to Purchase.

The following summary of certain provisions of the Indenture is not complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms in the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions."

The new 7.25% notes will be senior unsecured obligations of the Company, ranking equal in right of payment with all existing and future senior unsecured indebtedness of the Company, including our 10 7/8% notes, our 9.47% notes, our 8.29% notes, our 7.50% Notes and our 7.25% Notes Due 2007, and will be senior in right of payment to all existing and future indebtedness of the Company subordinated in right of payment to the 7.25% Notes. As of September 30, 1998, on a pro forma basis after giving effect to the acquisition of Icon CMT Corp., the redemption of $87.5 million of our 10 7/8% notes, the repayment of $57.3 million of our equipment credit facility, the offering of the old 7.25% notes, the offering of our 7.50% Notes and the use of the proceeds from these offerings, the Company had $1,912.0 million of indebtedness outstanding, none of which was secured indebtedness or subordinated indebtedness.

The operations of the Company are conducted through its subsidiaries and, therefore, the Company depends on cash flow from those entities to meet its obligations. The Company's subsidiaries will have no direct obligation to pay amounts due on the 7.25% Notes and currently have no obligation to guarantee the 7.25% Notes. As a result, the 7.25% Notes effectively will be subordinated to all existing and future third-party indebtedness and other liabilities of the Company's subsidiaries (including trade payables). As of September 30, 1998, on a pro forma basis, after giving effect to the acquisition of Icon, the redemption of $87.5 million of our 10 7/8% Notes, the repayment of $57.3 million of the equipment credit facility, the offering of our 7.50% Notes, the offering of the old 7.25% notes and the use of the proceeds from the offerings, the total liabilities of the Company's subsidiaries (after the elimination of loans and advances by the Company to its subsidiaries) would have been approximately $1,893.7 million, of which approximately $32.0 million in indebtedness was secured by the assets of the borrowing subsidiaries. See "Description of Certain Indebtedness." The Company expects that it or its subsidiaries will incur substantial additional debt in the future. Any rights of the Company and its creditors, including the holders of 7.25% Notes, to participate in the assets of any of the Company's subsidiaries upon any liquidation or reorganization of any subsidiary will be subject to the prior claims of that subsidiary's creditors (including trade creditors). In addition, the Company's operations have generated operating losses in recent years, and there can be no assurance that the Company will be able to achieve or sustain operating profitability, or generate sufficient positive cash flow to pay the principal of and interest on the 7.25% Notes. See "Risk Factors--Holding Company Structure; Subordination of the 7.25% Notes to Indebtedness of Subsidiaries," "Risk Factors--Substantial Indebtedness; Ability to Incur Additional Debt," and "Risk Factors--Operating Losses and Working Capital Deficits."

Principal, Maturity and Interest

The 7.25% Notes will be limited in aggregate principal amount to $300,000,000 and will mature on November 1, 2008. Interest on the 7.25% Notes will accrue at a rate of 7.25% per year and will be payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 1999, to the holders of record on the immediately prior April 15 and October 15. Interest will be computed on the basis of a 360-day year with twelve 30-day months. Principal of, premium, if any, and interest on the 7.25% Notes will be payable, and the 7.25% Notes may be exchanged or transferred, at the office or agency of the Company, which, unless otherwise provided by the Company, will be the offices of the Trustee. At the option of the Company, interest may be paid by check mailed to the registered holders at their registered addresses. The 7.25% Notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 and integral multiples. The 7.25% Notes will be issued only against payment in immediately available funds. No service charge will be made for any registration of transfer or exchange of the 7.25% Notes, but the Company may require payment sufficient to cover any transfer tax or other similar governmental charge payable. The interest rate on the 7.25% Notes is subject to increase as described under "Exchange Offer; Registration Rights" ("Liquidated Interest"). All references in this description of the 7.25% Notes to interest on the 7.25% Notes shall include Liquidated Interest, if appropriate.

Book-Entry System

The new 7.25% notes will initially be issued in the form of Global Securities (as defined in the Indenture) held in book-entry form. The new 7.25% notes will be deposited with the Trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered holder of the new 7.25% notes for all purposes under the Indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

When a Global Security is issued, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the respective principal amounts of the individual beneficial interest represented by the Global Security purchased by those persons in the offering of the new 7.25% notes. The accounts will initially be designated by the initial purchaser of the new 7.25% notes with respect to new 7.25% notes sold by the initial purchaser for the Company.

Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for the Global Security. Ownership of beneficial interests in the Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will occur only through, records maintained by the participant.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. Those limits and laws may make it more difficult to transfer beneficial interests in a Global Security. The Company will pay the principal of, premium, if any, and interest on new 7.25% notes represented by any Global Security to the Depository or its nominee as the sole registered owner and the sole holder of the new 7.25% notes represented by the Global Security. None of the Company, the Trustee, any agent of the Company or the initial purchaser will have any responsibility for any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any new 7.25% notes or for maintaining, supervising or reviewing any of the Depository's records relating to the beneficial ownership interests. The Depository has advised the Company that upon receipt of any payment of principal of, premium, if any, or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their beneficial interests in the principal or face amount of the Global Security, as shown on the records of the Depository. The Company expects that payments by participants to owners of beneficial interests in a Global Security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of the participants.

So long as the Depository or its nominee is the registered owner or holder of the Global Security, the Depository or the nominee will be considered the sole owner or holder of the new 7.25% notes represented by the Global Security for t3he purposes of receiving payment on the new 7.25% notes, receiving notices and for all other purposes under the Indenture and the new 7.25% notes. Beneficial interests in the new 7.25% notes will be evidenced only by, and transfers will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the holders of the Global Security for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in a Global Security wants to take any action that a holder is entitled to take under the Indenture, the Depository would authorize the participants holding the beneficial interest to take that action, and the participants would authorize beneficial owners owning through the participants to take the action or would otherwise act on the instructions of beneficial owners owning through them. The Depository has advised the Company that it will take any action permitted to be taken by a holder of new 7.25% notes (including the presentation of new 7.25% notes for exchange as described below) only at the direction of a participant to whose account with the Depository interests in the Global Security are credited and only as to the portion of the aggregate principal amount of the new 7.25% notes as to which the participant has given that direction.

The Depository has advised the Company that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in the securities through electronic book-entry changes in accounts of the participants. This eliminated the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Certificated New 7.25% Notes

New  7.25%  notes   represented  by  a  Global  Security  are  exchangeable  for certificated new 7.25% notes only if:

     (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for the Global Security or if at any time the Depository ceases to be a registered clearing agency, and a successor depository is not appointed by the Company within 90 days;

     (ii) the Company signs and delivers to the Trustee a notice that the Global Security shall be so transferable, registrable and exchangeable, and the transfer shall be registrable; or

    (iii) an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the new 7.25% notes represented by the Global Security has occurred and is continuing.

Any Global Security that is exchangeable for certificated new 7.25% notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated new 7.25% notes in authorized denominations and registered in names that the Depository or its nominee holding the Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of the same denomination to be registered in the name of the Depository or its nominee. If a Global Security becomes exchangeable for certificated new 7.25% notes, (i) certificated new 7.25% notes will be issued only in fully registered form in denominations of $1,000 or integral multiples, (ii) payment of principal, any repurchase price, and interest on the certificated new 7.25% notes will be payable, and the transfer of the certificated new 7.25% notes will be registrable, at the office or agency of the Company maintained for that purposes and (iii) no service charge will be made for any issuance of the certificated new 7.25% notes, although the Company may require payment to cover any tax or governmental charge imposed. In addition, the certificates will bear the legend referred to under "Notice to Investors--Rule 144A" (unless the Company determines otherwise in accordance with applicable law).

Optional Redemption

The 7.25% Notes will be subject to redemption at the option of the Company, in whole or in part, at any time on not less than 30 and not more than 60 days' prior notice at a redemption price equal to the principal amount plus accrued and unpaid interest (if any) to the redemption date plus the Applicable Make-Whole Premium.

For purposes of this "Optional Redemption" provision, the following definitions apply:

"Applicable Make-Whole Premium" means, with respect to any 7.25% Note, the excess of (A) the present value at the redemption date of the required interest and principal payments due on the 7.25% Note, computed using a discount rate equal to the Treasury Rate plus 37.5 basis points, over (B) the then outstanding principal amount of the 7.25% Note.

"Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for the redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer (as defined below) appointed by the Company as having a maturity comparable to the remaining term of the 7.25% Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 7.25% Notes.

"Comparable Treasury Price" means, with respect to any redemption date,

     (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

    (ii) if the release (or any successor release) is not published or does not contain the prices on that business day,

          (A) the average of the Reference Treasury Dealer Quotations (as defined below) for the redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

          (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m. on the third business day preceding that redemption date.

"Reference Treasury Dealer" means each of Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

Mandatory Redemption

  Except as set forth under "--Certain Covenants--Change of Control" and "--Certain Covenants-- Limitation on Asset Dispositions," the Company is not required to make mandatory redemption payments or sinking fund payments with respect to the 7.25% Notes.

Certain Covenants

Suspended Covenants

  During  any  period  of time (a  "Suspension  Period")  that

        (i) the ratings assigned to the 7.25% Notes by both the Rating Agencies are Investment Grade Ratings and

        (ii) no Default has occurred and is continuing under the Indentures,

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture described below under:

       "--Limitation on Consolidated Debt,"

       "--Limitation on Debt and Preferred Stock of Restricted Subsidiaries,"

       "--Limitation  on  Restricted  Payments,"

       "--Limitation  on  Dividend  and  Other  Payment  Restrictions  Affecting
          Restricted Subsidiaries,"

       "--Limitation on Issuances of Certain Guarantees by, and Debt Securities of, Restricted Subsidiaries,"

       "--Limitation on Asset Dispositions,"

       "--Limitation  on  Issuances  and Sales of  Capital  Stock of  Restricted
          Subsidiaries,"

       "--Transactions with Affiliates and other Related Persons,"

       clause (ii) of "--Limitation on Sale and Leaseback Transactions" and

       clause (d) of "--Mergers, Consolidations and Certain Sales of Assets"

(collectively, the "Suspended Covenants"). If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the 7.25% Notes for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraws or downgrades the ratings assigned to the 7.25% Notes below the required Investment Grade Ratings, then the Company and its Restricted Subsidiaries will again be subject to the Suspended Covenants and compliance with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under "Limitation on Restricted Payments" as if the covenant had been in effect since the date of the Indenture. Nevertheless, neither

    (a) the continued existence, after the date of such withdrawal or downgrade, of facts and circumstances or obligations that were Incurred or otherwise came into existence during a Suspension Period nor

    (b) the performance of any such obligations, shall constitute a breach of any covenant set forth in the Indenture or cause a Default or Event of Default thereunder; provided that

          (1) the Company and its Restricted Subsidiaries did not Incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade below investment grade and

          (2) the Company reasonably believed that such Incurrence or actions would not result in such a withdrawal or downgrade.

For purposes of clauses (1) and (2) in the prior sentence, anticipation and reasonable belief may be determined by the Company and shall be conclusively evidenced by a board resolution to that effect adopted in good faith by the Board of Directors of the Company. In reaching their determination, the Board of Directors may, but need not, consult with the Rating Agencies.

The Indenture contains, among others, the following covenants:

Limitation on Consolidated Debt. (a) The Company may not, and may not permit any Restricted Subsidiary to, Incur any Debt, unless, after giving effect to the application of the proceeds of the Debt, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either

        (i) the ratio of

          (A) the aggregate consolidated principal amount of Debt of the Company outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the proceeds of the Debt, to

          (B) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds of the Debt had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1.0 for Debt Incurred on or prior to April 1, 2000 and
5.0 to 1.0 for Debt Incurred thereafter, or

        (ii) the Company's Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the proceeds of the Debt, is less than 2.0 to 1.0.

               As of September 30, 1998, on a pro forma basis after giving effect to the acquisition of Icon, the offering of the old 7.25% notes, the offering of the 7.50% Notes and the use of proceeds from the offerings, the Company's Consolidated Capital Ratio would have been approximately 0.6 to 1.0.

        (b) Despite the foregoing limitation, the Company and any Restricted Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

                (i) Debt under the 7.25% Notes, the Indenture and any Restricted
                    Subsidiary Guarantee;

                (ii)(A) Debt Incurred  subsequent to March 31, 1997 under Credit
                    Facilities in an aggregate principal amount at any time outstanding not to exceed $150 million plus

                    (B) Debt Incurred subsequent to March 31, 1997 under one or more Credit Facilities that are revolving credit facilities in an aggregate principal amount at any time outstanding not to exceed the greater of

                        (x) $100  million or

                        (y) 85% of Eligible Receivables;

               (iii)Purchase  Money  Debt,  provided  that  the  amount  of such
                    Purchase Money Debt does not exceed 100% of the cost of the construction, installation, acquisition or improvement of the applicable Telecommunications Assets;

               (iv) Debt owed by the Company to any Restricted Subsidiary of the
                    Company or Debt owed by a Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary of the Company; provided, however, that upon either

                    (x) the transfer or other disposition by such Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary of the Company or

                    (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to the Debt and the Debt shall be deemed to have been Incurred by the issuer of the Debt at the time of such transfer or other disposition;

                (v) Debt Incurred to renew, extend, refinance, defease or refund
                    (each, a "refinancing") the 7.25% Notes, the notes issued under the Senior Note Indentures or Debt of the Company

Incurred pursuant to clause (iii) of this paragraph (b), in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the board of directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company Incurred in connection with such refinancing; provided, however, that Debt the proceeds of which are used to refinance the 7.25% Notes or Debt which is equal to the 7.25% Notes or Debt which is subordinate in right of payment to the 7.25% Notes shall only be permitted under this clause (v) if

                    (A) in the case of any refinancing of the 7.25% Notes or Debt which is equal to the 7.25% Notes, the refinancing Debt is made equal to the 7.25% Notes or constitutes Subordinated Debt, and, in the case of any refinancing of Subordinated Debt, the refinancing Debt constitutes Subordinated Debt and

                    (B) in any case, the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued,

                    (x) does not provide for payments of principal of the Debt at stated maturity or by way of a sinking fund applicable to the Debt or by way of any mandatory redemption, defeasance, retirement or repurchase of the Debt by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and

                    (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Debt at the option of the holder of the Debt prior to the time the same are required by the terms of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt
                    (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "--Change of Control";

               (vi) Debt  consisting  of  Permitted  Interest  Rate and Currency
                    Protection Agreements;

              (vii) Debt secured by Receivables originated by the Company or any
                    Restricted Subsidiary and related assets, provided that such Debt is nonrecourse to the Company and any of its other Restricted Subsidiaries and provided further that Receivables shall not be available at any time to secure Debt of the Company under this clause (vii) to the extent that they are used at such time as the basis for the

                    Incurrence of Debt in excess of $100 million pursuant to clause (ii)(B)(y) of this paragraph (b); and

             (viii) Debt not  otherwise  permitted  to be  Incurred  pursuant to clauses (i) through (vii) above, which, together with any other outstanding Debt Incurred pursuant to this clause
                    (viii), has an aggregate principal amount not in excess of $25 million at any time outstanding.

Limitation on Debt and Preferred Stock of Restricted Subsidiaries. The Company may not permit any Restricted Subsidiary that is not a Guarantor to Incur any Debt or issue any Preferred Stock except any and all of the following (each of which shall be given independent effect):

                (i) Restricted Subsidiary  Guarantees;

                (ii)Debt of  Restricted  Subsidiaries  under  Credit  Facilities
                    permitted  to  be  Incurred   pursuant  to  clause  (ii)  of
                    paragraph (b) of "--Limitation on Consolidated Debt";

              (iii) Purchase Money Debt of Restricted  Subsidiaries permitted to be Incurred pursuant to clause (iii) of paragraph (b) of "--Limitation on Consolidated Debt";

                (iv)Debt owed by a Restricted  Subsidiary  of the Company to the
                    Company or a Restricted Subsidiary of the Company permitted to be Incurred pursuant to clause (iv) of paragraph (b) of "--Limitation on Consolidated Debt";

                (v) Debt of  Restricted  Subsidiaries  consisting  of  Permitted
                    Interest Rate and Currency Protection Agreements permitted to be Incurred pursuant to clause (vi) of paragraph (b) of "--Limitation on Consolidated Debt";

                (vi)Debt  of  Restricted  Subsidiaries  secured  by  Receivables originated by the Company or any Restricted Subsidiary and related assets permitted to be Incurred pursuant to clause
                    (vii) of  paragraph  (b) of  "--Limitation  on  Consolidated
                    Debt";

              (vii) Debt of  Restricted  Subsidiaries  permitted  to be Incurred pursuant to clause (viii) of paragraph (b) of "--Limitation on Consolidated Debt";

             (viii) Preferred  Stock  issued  to and  held by the  Company  or a
                    Restricted Subsidiary;

               (ix) Debt Incurred or Preferred Stock issued by a Person prior to the time

                    (A) such Person became a Restricted Subsidiary,

                    (B)  such  Person  merges  into  or   consolidates   with  a
                    Restricted Subsidiary or

                    (C) another Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Debt or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction; and

                (x) Debt or  Preferred  Stock  which is  exchanged  for,  or the proceeds of which are used to renew, extend, refinance, defease, refund or redeem any Debt of a Restricted Subsidiary permitted to be Incurred pursuant to clause (iii) of this paragraph or any Debt or Preferred Stock of a Restricted Subsidiary permitted to be Incurred pursuant to clause (ix) (or any extension or renewal) (a "refinancing"), in an aggregate principal amount, in the case of Debt, or with an aggregate liquidation preference, in the case of Preferred Stock, not to exceed the aggregate principal amount of the Debt so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Preferred Stock so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company and the applicable Restricted Subsidiary Incurred in connection therewith and provided the Debt or Preferred Stock Incurred or issued upon such refinancing, by its terms, or by the terms of any agreement or instrument pursuant to which such Debt or Preferred Stock is Incurred or issued,

                    (x) does not provide for payments of principal or liquidation value at the stated maturity of such Debt or Preferred Stock or by way of a sinking fund applicable to such Debt or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Debt or Preferred Stock by the Company or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Debt or Preferred Stock being refinanced and

                    (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary) of such Debt or Preferred Stock at the option of the holder prior to the stated maturity of the Debt or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Debt or Preferred Stock (including pursuant to an offer to purchase made by the
                    Company or a Restricted Subsidiary) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those contained in the Indenture described under "--Change of Control," and provided further that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary.

Limitation on Restricted  Payments.  The Company:

                (i) may not, and may not permit any  Restricted  Subsidiary  to, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders, excluding any dividends or distributions which are made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis) or any dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock);

               (ii) may not, and may not permit any  Restricted  Subsidiary  to, purchase, redeem, or otherwise retire or acquire for value

                    (x) any Capital Stock of the Company, any Restricted Subsidiary or any Related Person of the Company (other than a permitted refinancing) or

                    (y) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company, any Restricted
                    Subsidiary or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company, any Restricted Subsidiary or any Related Person of the Company (other than a permitted refinancing), except, in any such case, any such purchase, redemption or retirement or acquisition for value paid to the Company or a Restricted Subsidiary (or, in the case of any such purchase, redemption or other retirement or acquisition for value with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary, paid to the Company or a Restricted Subsidiary, or to the other stockholders of such Restricted Subsidiary that is not a Wholly Owned Subsidiary, on a pro rata basis);

              (iii) may not make, or permit any Restricted  Subsidiary to, make, any Investment in, or payment on a Guarantee of any obligation of, any Person, other than the Company or a Restricted Subsidiary; and (iv) may not, and may not permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company which is subordinate in right of payment to the 7.25% Notes (other than a permitted refinancing) (each of clauses (i) through (iv) being a "Restricted Payment") if:

                    (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

                    (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Debt pursuant to the terms of the Indenture described in paragraph (a) of "--Limitation on Consolidated Debt" above, or

                    (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from March 31, 1997 exceeds the sum of:

                    (a) 50% of cumulative Consolidated Net Income (or, in the case that Consolidated Net Income shall be negative, 100% of such negative amount) since the end of the last full fiscal quarter prior to March 31, 1997 through the last day of the last full fiscal quarter ending at least 45 days prior to the date of such Restricted Payment,

                    (b) plus $5 million,

                    (c) less, in the case of any Designation with respect to a Restricted Subsidiary that was made after March 31, 1997, an amount equal to the Designation Amount with respect to such Restricted Subsidiary,

                    (d) plus, in the case of any Revocation made after March 31, 1997, an amount equal to the lesser of the Designation Amount with respect to the Subsidiary with respect to which such Designation was made or the Fair Market Value of the Investment of the Company and its Restricted Subsidiaries in such Subsidiary at the time of Revocation; provided, however, that the Company or a Restricted Subsidiary of the Company may make any Restricted Payment with the aggregate net cash proceeds received after March 31, 1997 as capital contributions to the Company or from the issuance (other than to a Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company and the principal amount of Debt of the Company that has been converted into Capital Stock (other than Disqualified Stock and other than by a Subsidiary) of the Company after March 31, 1997.

On November 19, 1998, the Company and KPN Telecom B.V. ("KPN") entered into a letter of intent to form a joint venture company to create a pan-European Internet Protocol (IP)-based fiber optic network linked to the Qwest Network in North America for data, video and voice services. The venture is expected to be formed in the first quarter of 1999, subject to definitive documentation and customary regulatory approvals. The Company anticipates that any contributions that it makes to the joint venture would constitute Restricted Payments which could be made pursuant to the proviso in the preceding paragraph.

Notwithstanding the foregoing limitation,

                (i) the Company and any Restricted Subsidiary may make Permitted
                    Investments;

              (ii) the Company may pay any dividend on Capital Stock of any class of the Company within 60 days after the declaration of the dividend if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the foregoing provisions;

             (iii) the Company may repurchase any shares of its Common Stock or options to acquire its Common Stock from Persons who were formerly directors, officers or employees of the Company or any of its Subsidiaries or Affiliates, provided that the aggregate amount of all such repurchases made pursuant to this clause (iii) shall not exceed $1 million in any twelve-month period;

              (iv) the Company and any Restricted Subsidiary may refinance any Debt otherwise permitted by clause (v) of paragraph (b) under "--Limitation on Consolidated Debt" above or clause
                    (x) under "--Limitation on Debt and Preferred Stock of Restricted Subsidiaries" above; and

               (v) the Company and any Restricted Subsidiary may retire or repurchase any Capital Stock of the Company or of any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock (other than Disqualified Stock) of the Company.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary:

                (i) to pay  dividends  (in cash or  otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

               (ii) to make  loans  or  advances  to the  Company  or any  other
                    Restricted Subsidiary; or

              (iii) to transfer  any of its property or assets to the Company or any other Restricted Subsidiary.

                (b) Notwithstanding the foregoing  limitation,  the Company may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist any such encumbrance or restriction:

                (i) pursuant to any agreement in effect on March 31, 1997;

               (ii) any customary  encumbrance  or  restriction  applicable to a
                    Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Debt contained in any Credit Facilities or Purchase Money Debt, provided that the provisions of such agreement permit the payment of interest and mandatory payment or prepayment of principal pursuant to the terms of the Indenture and the 7.25% Notes and other Debt that is solely an obligation of the Company, but provided further that such agreement may nevertheless contain customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with Affiliates, and customary subordination provisions governing Debt owed to the Company or any Restricted Subsidiary;

              (iii) pursuant  to an  agreement  relating to any  Acquired  Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

              (iv) pursuant to an agreement effecting a renewal, refunding, permitted refinancing or extension of Debt Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this paragraph (b), provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof;

                (v) in  the  case  of  clause  (iii)  of  paragraph  (a)  above, restrictions contained in any security agreement (including a Capital Lease Obligation) securing Debt of the Company or a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;

               (vi) in  the  case  of  clause  (iii)  of  paragraph  (a)  above, customary nonassignment provisions entered into in the ordinary course of business in leases and other agreements and customary restrictions contained in asset sale agreements limiting the transfer of such property or assets pending the closing of such sale;

              (vii) any  restriction  with  respect to a  Restricted  Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that the closing of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is not consummated and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into;

            (viii)  pursuant to applicable  law; and

               (ix) pursuant to the Indenture,  the 7.25% Notes, the Senior Note
                    Indentures and the notes outstanding under the Senior Note Indentures.

Limitation on Liens. The Company may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or acquired after March 31, 1997 to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the 7.25% Notes (x) equally and ratably with such Debt as to such property for so long as such Debt will be so secured or (y) in the event such Debt is Debt of the Company which is subordinate in right of payment to the 7.25% Notes, prior to such Debt as to such property for so long as such Debt will be so secured.

The foregoing restrictions shall not apply to:

        (i)         Liens   existing  on  March  31,  1997  and  securing   Debt
                    outstanding on March 31, 1997;

        (ii)        Liens in favor of the Company or any Restricted Subsidiary;

        (iii)       Liens to secure the 7.25% Notes;

        (iv)        Liens to secure Restricted Subsidiary Guarantees;

        (v) Liens to secure Debt under Credit Facilities permitted to be Incurred pursuant to clause (ii) of paragraph (b) of

                    "--Limitation on Consolidated Debt";

        (vi) Liens on real or personal property of the Company or a Restricted Subsidiary constructed, installed, acquired or constituting improvements made after the date of original issuance of the 7.25% Notes to secure Purchase Money Debt permitted to be Incurred pursuant to clause (iii) of paragraph (b) of "--Limitation on Consolidated Debt"; provided, however, that:

                (a) the principal amount of any Debt secured by such a Lien does not exceed 100% of such purchase price or cost of construction, installation or improvement of the property subject to such Lien,

                (b) such Lien attaches to such property prior to, at the time of or within 270 days after the acquisition, the completion of construction, installation or improvement or the commencement of operation of such property and

                (c) such Lien does not  extend  to or cover any  property  other than the specific item of property (or portion of the property) acquired, constructed, installed or constituting the improvements financed by the proceeds of such Purchase Money Debt;

        (vii)      Liens to secure Acquired Debt, provided, however, that:

                (a) such Lien  attaches to the acquired  asset prior to the time of the acquisition of such asset; and

                (b) such  Lien  does not  extend to or cover any other asset;

        (viii) Liens to secure Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (i), (iii), (iv), (v),
                    (vi) and (vii) so long as such Lien does not extend to any other property and the principal amount of Debt so secured is not increased except as otherwise permitted under clause
                    (v) of paragraph (b) under "--Limitation on Consolidated Debt" above or clause (x) under "--Limitation on Debt and Preferred Stock of Restricted Subsidiaries" above;

        (ix) Liens to secure debt consisting of Permitted Interest Rate and Currency Protection Agreements permitted to be Incurred pursuant to clause (vi) of paragraph (b) under "--Limitation on Consolidated Debt";

        (x) Liens to secure Debt secured by Receivables permitted to be Incurred pursuant to clause (vii) of paragraph (b) under "--Limitation on Consolidated Debt";

        (xi) Liens to secure Debt of Restricted Subsidiaries permitted to be Incurred pursuant to clause (viii) of paragraph (b) under "--Limitation on Consolidated Debt";

        (xii) Liens not otherwise permitted by the foregoing clauses (i) through (xi) in an amount not to exceed 5% of the Company's Consolidated Tangible Assets; and

        (xiii)      Permitted Liens.

Limitation  on  Issuances  of Certain  Guarantees  by, and Debt  Securities  of,
Restricted Subsidiaries. The Company may not (i) permit any Restricted Subsidiary to, directly or indirectly, guarantee any Debt Securities of the Company or (ii) permit any Restricted Subsidiary to issue any Debt Securities unless, in either such case, such Restricted Subsidiary simultaneously signs and delivers Restricted Subsidiary Guarantees providing for a Guarantee of payment of the 7.25% Notes.

Limitation on Sale and Leaseback Transactions. The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, other than a Sale and Leaseback Transaction between the Company or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or the Company on the other hand, unless (i) the Company or such Restricted Subsidiary would be entitled to Incur a Lien to secure Debt by reason of the provisions described under "--Limitation on Liens" above, equal in amount to the Attributable Value of the Sale and Leaseback Transaction without equally and ratably securing the 7.25% Notes and (ii) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "--Limitation on Asset Dispositions" below (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

Limitation on Asset Dispositions. The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition unless:

        (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the assets sold or disposed of as determined by the board of directors of the Company in good faith and evidenced by a resolution of the board of directors of the Company filed with the Trustee; and

        (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Debt of the Company (other than Debt that is subordinated to the 7.25% Notes) or of the Restricted Subsidiary and release from all liability on the Debt assumed.

If the aggregate amount of Net Available Proceeds within any 12-month period exceeds $5 million, then all such Net Available Proceeds shall be applied within 360 days of the last such Asset Disposition

                (1) first, to the permanent  repayment or reduction of Debt then outstanding under any Credit Facility, to the extent such agreements would require such application or prohibit payments pursuant to clause (2) following;

                (2) second,  to the extent of remaining Net Available  Proceeds, to make an Offer to Purchase outstanding 7.25% Notes at a price in cash equal to 100% of the principal amount plus accrued and unpaid interest to the purchase date and, to the extent required by its terms, any other Debt of the Company that is equal in ranking with the 7.25% Notes at a price no greater than 100% of the principal amount plus accrued and unpaid interest to the purchase date (or 100% of the accreted value plus accrued and unpaid interest and premium, if any, to the purchase date in the case of original issue discount Debt);

                (3) third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of the Company or Debt of a Restricted Subsidiary, to the extent permitted under the terms of the Debt; and

                (4) fourth,  to  the  extent  of  any  remaining  Net  Available
                    Proceeds, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Company may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary except

        (i) a sale of all of the Capital Stock of such Restricted Subsidiary owned by the Company and any Restricted Subsidiary that complies with the provisions described under "--Limitation on Asset Dispositions" above to the extent such provisions apply,

        (ii) in a transaction that results in such Restricted Subsidiary becoming a Permitted Joint Venture, provided (x) such transaction complies with the provisions described under "--Limitation on Asset Dispositions" above to the extent such provisions apply and
               (y) the Company's remaining Investment in such Permitted Joint Venture would have been permitted as a new Investment under the provisions of "--Limitation on Restricted Payments" above,

        (iii) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation,

        (iv) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares, or (v) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to redeem, refinance, replace or refund shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted, redeemed, refinanced, replaced or refunded.

Transactions with Affiliates and Related Persons. The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Restricted Subsidiary), including any Investment, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of the Company or such Restricted Subsidiary, provided that the Company or any Restricted Subsidiary may enter into

        (i) transactions pursuant to the Company's existing tax sharing agreement entered into with Anschutz Company described under the caption "Certain Relationships and Related Transactions" in the Company's annual report on Form 10-K for the year ended December 31, 1997, provided that any amendment of, supplement to or substitute for such agreement is on terms that are no less favorable to the Company or such Restricted Subsidiary than such existing agreement,

        (ii)   transactions  pursuant  to  employee  compensation   arrangements
               approved by the board of directors of the Company, either directly or indirectly, and

        (iii) Receivables Sales between the Company or a Restricted Subsidiary and an Affiliate of the Company or such Restricted Subsidiary, provided that such Receivables Sales satisfy the provisions of clauses (i) and (ii) of "--Limitation on Asset Dispositions." For any transaction that involves in excess of $10 million but less than or equal to $15 million, the Company shall deliver to the Trustee an Officers' Certificate stating that the transaction satisfies the above criteria. For any transaction that involves in excess of $15 million, a majority of the disinterested members of the board of directors of the Company shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a board resolution filed with the Trustee or, in the event that there shall not be disinterested members of the board of directors with respect to the transaction, the Company shall file with the Trustee a written opinion stating that the transaction satisfies the above criteria from an investment banking firm of national standing in the United States which, in the good faith judgment of the board of directors of the Company, is independent with respect to the Company and its Affiliates and qualified to perform such task.

Change of Control. Within 30 days of the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase all outstanding 7.25% Notes at a price in cash equal to 101% of the principal amount of the 7.25% Notes plus any accrued and unpaid interest thereon, if any, to such purchase date. A "Change of Control" will be deemed to have occurred at such time as

        (x) a Rating  Decline shall have  occurred and

        (y) either

               (A) the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company to any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons, other than any Permitted Holder or any Restricted Subsidiary, shall have occurred;

               (B) any Person or Group, together with any Affiliates or Related Persons, other than any Permitted Holder or any Restricted Subsidiary, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company at a time when Permitted Holders own less than or equal to 25% of the aggregate voting power of all classes of Voting Stock of the Company; or

               (C) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Company's board of directors then in office. If the Company makes an Offer to Purchase the 7.25% Notes, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act. The existence of the holders' right to require, subject to certain conditions, the Company to repurchase 7.25% Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control. If an Offer to Purchase is made, there can be no assurance that the Company will have sufficient funds to pay the Purchase Price for all 7.25% Notes tendered by holders seeking to accept the Offer to Purchase. In addition, instruments governing other Debt of the Company may prohibit the Company from purchasing any 7.25% Notes prior to their Stated Maturity, including pursuant to an Offer to Purchase. See "Description of Certain Indebtedness." If an Offer to Purchase occurs at a time when the Company does not have sufficient available funds to pay the Purchase Price for all 7.25% Notes tendered pursuant to such Offer to Purchase or a time when the Company is prohibited from purchasing the 7.25% Notes (and the Company is unable either to obtain the consent of the holders of the relevant Debt or to repay such Debt), an Event of Default would occur under the Indenture. In addition, one of the events that constitutes a Change of Control under the Indenture is a sale, conveyance, transfer or lease of all or substantially all of the property of the Company.

The Indenture will be governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Company was required to make an Offer to Purchase. Except as described in this prospectus with respect to a Change of Control, the Indenture does not contain any other provisions that permit holders of 7.25% Notes to require that the Company repurchase or redeem 7.25% Notes in the event of a takeover, recapitalization or similar restructuring.

Reports. The Company will file with the Trustee on the date on which it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). If the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing) and the Trustee. The Company will furnish copies of the SEC Reports to the holders of 7.25% Notes at the time the Company is required to file the same with the Trustee and will make such information available to investors who request it in writing.

Limitation on Designations of Unrestricted Subsidiaries. The Indenture will provide that the Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") unless:

        (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

        (b) immediately after giving effect to such Designation, the Company would be able to Incur $1.00 of Debt under paragraph (a) of "--Limitation on Consolidated Debt"; and

        (c) the Company would not be prohibited under the Indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the net Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary on such date. In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

The Indenture will further provide that neither the Company nor any Restricted Subsidiary shall at any time

        (x) provide credit support for, or a guarantee of, any Debt of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt); provided that the Company or a Restricted Subsidiary may pledge Capital Stock or Debt of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property,

        (y) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary or

        (z) be directly or indirectly liable for any Debt which provides that the holder may (upon notice, lapse of time or both) declare a default thereon or cause the payment to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under "--Limitation on Restricted Payments" and "--Transactions with Affiliates and Related Persons."

The Indenture will further provide that a Designation may be revoked (a "Revocation") by a resolution of the board of directors of the Company delivered to the Trustee, provided that the Company will not make any Revocation unless:

        (a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

        (b) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of the Indenture. All Designations and Revocations must be evidenced by resolutions of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

Mergers, Consolidations and Certain Sales of Assets

The  Company  may  not,  in  a  single   transaction  or  a  series  of  related
transactions,

        (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into the Company (other than a merger of Qwest Corporation into the Company in which the Company shall be the surviving Person) or

        (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets to any other Person or Persons unless:

               (a) in a transaction in which the Company is not the surviving Person or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person (the
               "successor entity") is organized under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by a supplemental indenture signed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's respective obligations under the Indenture;

               (b) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

               (c) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction;

               (d) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the Indenture described in paragraph (a) under "--Limitation on Consolidated Debt" above;

               (e) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien prohibited by the provisions of the Indenture described under "--Limitation on Liens" above, the Company or the successor entity to the Company shall have secured the 7.25% Notes as required by said covenant; and

               (f) certain other conditions are met.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used in this prospectus for which no definition is provided.

"Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person, which Debt was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

"Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Asset Disposition" means any transfer, conveyance, sale, lease or other disposition by the Company or any Restricted Subsidiary in one or more related transactions occurring within any 12-month period (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the Company, but excluding a disposition by a Restricted Subsidiary to the Company or a Restricted Subsidiary or by the Company to a Restricted Subsidiary) of

        (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary (other than as permitted by the provisions of the Indenture described in clauses (iii), (iv) and (v) under the caption "--Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries"),

        (ii) substantially all of the assets of the Company or any Restricted Subsidiary representing a division or line of business or

        (iii) other assets or rights of the Company or any Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to the Company, provided that the Company has delivered to the Trustee an Officers' Certificate stating that such criteria are satisfied); provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $500,000 or more in any 12-month period and provided further that the following shall not be Asset
               Dispositions:

                (x) Permitted Telecommunications Capital Asset Dispositions,

                (y) exchanges   of    Telecommunications    Assets   for   other
                    Telecommunications Assets where the Fair Market Value of the Telecommunications Assets received is at least equal to the Fair Market Value of the Telecommunications Assets disposed of or, if less, the difference is received in cash and such cash is Net Available Proceeds and

                (z) Liens  permitted  to be  Incurred  pursuant  to  the  second paragraph under "--Limitation on Liens."

"Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease
Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated.

"Attributable Value" means, as to a Capital Lease Obligation, the principal amount of the Capital Lease Obligation.

"Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles (a "Capital Lease"). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of the obligation shall be the capitalized amount of the obligation that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

"Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

"Cash Equivalents" means

        (i) any Debt with a maturity of 365 days or less issued or directly and fully guaranteed as insured by the United States or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof or the Debt constitutes a general obligation of the country);

        (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500 million and whose senior unsecured debt is rated at least "A- 1" by Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. or "P-1" by Moody's Investors Service, Inc.;

        (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State and rated at least "A-1" by Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. or "P-1" by Moody's Investors Service, Inc.; and

        (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency or instrumentality of the United States and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition.

"Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

"Consolidated Capital Ratio" of any Person as of any date means the ratio of (i) the aggregate consolidated principal amount of Debt of such Person then outstanding to (ii) the greater of either (a) the aggregate consolidated paid-in capital of such Person as of such date or (b) the stockholders' equity as of such date as shown on the consolidated balance sheet of such Person in accordance with generally accepted accounting principles.

"Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of

        (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus

        (ii)   Consolidated   Income  Tax   Expense  of  the   Company  and  its
               Subsidiaries for such period, plus

        (iii) the consolidated depreciation and amortization expense or other non-cash write-offs of assets included in the income statement of the Company and its Restricted Subsidiaries for such period, plus

        (iv) any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt prior to its stated maturity; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

"Consolidated Income Tax Expense" for any period means the aggregate amounts of the provisions for income taxes of the Company and its Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

"Consolidated Interest Expense" means for any period the interest expense included in a consolidated income statement (excluding interest income) of the Company and its Restricted Subsidiaries for such period in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of),

        (i)  the amortization of Debt discounts;

        (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

        (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

        (iv) Preferred Stock dividends of the Company and its Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable;

        (v)    accrued  Disqualified  Stock  dividends  of the  Company  and its

               Restricted Subsidiaries, whether or not declared or paid;

        (vi) interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and

        (vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense.

"Consolidated Net Income" for any period means the net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom

        (a) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction,

        (b) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period,

        (c) gains or losses on Asset Dispositions by the Company or its Restricted Subsidiaries,

        (d) all extraordinary gains and extraordinary losses, determined in accordance with generally accepted accounting principles,

        (e)    the cumulative effect of changes in accounting principles,

        (f) non-cash gains or losses resulting from fluctuations in currency exchange rates,

        (g) any non-cash expense related to the issuance to employees or directors of the Company or any Restricted Subsidiary or any Affiliate of the Company of (i) options to purchase Capital Stock of the Company or such Restricted Subsidiary or (ii) other compensatory rights (including under the Company's Growth Share
               Plan), provided, in either case, that such options or rights, by their terms, can be redeemed only for Capital Stock,

        (h) with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary, any aggregate net income (or loss) in excess of the Company's or any Restricted Subsidiary's pro rata share of the net income (or loss) of such Restricted Subsidiary that is not a Wholly Owned Subsidiary shall be excluded and

        (i) the tax effect of any of the items described in clauses (a) through (h) above; provided further that for purposes of any determination pursuant to the provisions described under "--Limitation on Restricted Payments," there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

"Consolidated Net Worth" of any Person means the stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Disqualified Stock of such Person; provided that, with respect to the Company, adjustments following March

31, 1997 to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

"Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet.

"Continuing Director" means, as of any date of determination, any member of the board of directors of the Company who (i) was a member of such board of directors of the Company on March 31, 1997, or (ii) was nominated for election or elected to the board of directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of the board of directors of the Company at the time of such nomination or election or the affirmative vote of Permitted Holders.

"Credit Facilities" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by the Company and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements signed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

"Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent,

        (i)    every obligation of such Person for money borrowed,

       (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

        (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

        (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business),

        (v)    every Capital Lease Obligation of such Person,

        (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

        (vii) all obligations to redeem Disqualified Stock issued by such Person,

        (viii) every obligation under Interest Rate and Currency Protection Agreements of such Person and

        (ix)   every  obligation  of the type referred to in clauses (i) through
               (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed.


The "amount" or "principal amount" of Debt at any time of determination as used in this prospectus represented by

        (a) any Debt issued at a price that is less than the principal amount at maturity of the Debt, shall be the amount of the liability determined in accordance with generally accepted accounting principles,

        (b) any Receivables Sale shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company or a Wholly Owned Subsidiary of the Company), excluding amounts representative of yield or interest earned on such investment or

        (c) any Disqualified Stock shall be the maximum fixed redemption or repurchase price.

"Debt Securities" means any debt securities (including any guarantee of such securities) issued by the Company or any Restricted Subsidiary of the Company in connection with a public offering or a private placement (excluding Debt permitted to be Incurred under paragraph (b) of "--Limitation on Consolidated Debt").

"Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

"Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of such Person, any Subsidiary of such Person or the holder, in whole or in part, on or prior to the final Stated Maturity of the 7.25% Notes; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions giving holders the right to require the Company to repurchase or redeem such Preferred Stock upon the occurrence of a Change of Control occurring prior to the final Stated Maturity of the 7.25% Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the 7.25% Notes contained in the covenant described under "--Change of Control" and such Preferred Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such 7.25% Notes as are required to be repurchased pursuant to the covenant described under "--Change of Control."

"Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. (or any successor to its rating agency business) or Moody's Investors Service, Inc. (or any successor to its rating agency business) at the time as of which any investment or rollover therein is made.

"Eligible Receivables" means, at any time, Receivables of the Company and its Restricted Subsidiaries, as evidenced on the most recent quarterly consolidated balance sheet of the Company as at a date at least 45 days prior to such time, less Receivables of the Company or any Restricted Subsidiary employed to secure Debt Incurred under clause (vii) of paragraph (b) of "--Limitation on Consolidated Debt."

"Event of Default" has the meaning set forth under "Events of Default" below.

"Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

"Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors of the Company delivered to the Trustee.

"Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not less than one year from the date of investment therein.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

"Guarantor" means a Restricted Subsidiary of the Company that has signed a Restricted Subsidiary Guarantee.

"Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt.

"Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

"Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's Investors Service, Inc. (or any successor to its rating agency business) and Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. (or any successor to its rating agency business), respectively.

"Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of this definition the sale, lease, conveyance or other transfer by the Company or any Subsidiary of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

"Net Available Proceeds" from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of

        (i) any portion Invested within 360 days of such Asset Disposition in Telecommunications Assets,

        (ii) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition,

        (iii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition,

        (iv) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or Permitted Joint Ventures as a result of such Asset Disposition and

        (v) appropriate amounts to be provided by the Person or any Subsidiary of the Person, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by the Person or any Subsidiary of the Person, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset

               Disposition, in each case as determined by the board of directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the board of directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the closing of such Asset Disposition will be for all purposes of the Indenture and the 7.25% Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

"Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder of 7.25% Notes at its address appearing in the 7.25% Note Register on the date of the Offer offering to purchase up to the principal amount of 7.25% Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of 7.25% Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include

        (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer),

        (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase),

        (iii)  if  applicable,   appropriate  pro  forma  financial  information
               concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and

        (iv) any other information required by applicable law to be included).

The Offer shall contain all instructions and materials necessary to enable such holders to tender 7.25% Notes pursuant to the Offer to Purchase. The Offer shall also state:

        a. the Section of the Indenture pursuant to which the Offer to Purchase is being made;

        b.     the Expiration Date and the Purchase Date;

        c. the aggregate principal amount of the outstanding 7.25% Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the section requiring the Offer to Purchase) (the "Purchase Amount");

        d. the purchase price to be paid by the Company for each $1,000 aggregate principal amount of 7.25% Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

        e. that the holder may tender all or any portion of the 7.25% Notes registered in the name of such holder and that any portion of a 7.25% Note tendered must be tendered in an integral multiple of $1,000 principal amount;

        f. the place or places where 7.25% Notes are to be surrendered for tender pursuant to the Offer to Purchase;

        g. that any 7.25% Notes not tendered or tendered but not purchased by the Company will continue to accrue interest;

        h. that on the Purchase Date the Purchase Price will become due and payable upon each 7.25% Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

        i. that each holder electing to tender a 7.25% Note pursuant to the Offer to Purchase will be required to surrender such 7.25% Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such 7.25% Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly signed by, the holder or his attorney duly authorized in writing);

        j. that holders will be entitled to withdraw all or any portion of 7.25% Notes tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the 7.25% Note the holder tendered, the certificate number of the 7.25% Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

        k. that (a) if 7.25% Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such 7.25% Notes and (b) if 7.25% Notes in an aggregate principal amount at maturity in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase
               7.25% Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only 7.25% Notes in denominations of $1,000 or integral multiples shall be purchased); and

        l. that in the case of any holder whose 7.25% Note is purchased only in part, the Company shall sign, and the Trustee shall authenticate and deliver to the holder of such 7.25% Note without service charge, a new 7.25% Note or 7.25% Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount at maturity equal to and in exchange for the unpurchased portion of the 7.25% Note so tendered. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

"Officers' Certificate" means a certificate signed by the Chairman of the board of directors of the Company, a Vice Chairman of the board of directors of the Company, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee, which shall comply with the Indenture.

"Opinion of Counsel" means an opinion of counsel acceptable to the Trustee (who may be counsel to the Company, including an employee of the Company).

"Permitted Holders" means any Person who was the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of stock of the Company on March 31, 1997 and any Affiliates of such Person (i) who were Affiliates of such Person on March 31, 1997 or (ii) who were formed, directly or indirectly, by any such Person after March 31, 1997 provided, however, that Persons who were beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of such Person on March 31, 1997 continued to be beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) at the time of formation of such Affiliate.

"Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

"Permitted  Investments" means

        (a)    Cash Equivalents;

        (b)    Investments in prepaid expenses,  negotiable instruments held for
               collection   and  lease,   utility  and  workers'   compensation,
               performance and other similar deposits;

        (c)    loans,   advances  or  extensions  of  credit  to  employees  and
               directors made in the ordinary course of business and consistent with past practice;

        (d)    obligations   under   Interest   Rate  or   Currency   Protection
               Agreements;

        (e) bonds, notes, debentures and other securities received as a result of Asset Dispositions pursuant to and in compliance with "--Limitation on Asset Dispositions";

        (f)    Investments  made in the  ordinary  course of business as partial
               payment   for    constructing    a   network    relating   to   a
               Telecommunications Business;

        (g)    commercially reasonable extensions of trade credit;

        (h) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary;

        (i) Investments in Permitted Joint Ventures in an aggregate amount not to exceed $25 million;

        (j) Investments in Affiliates or Related Persons in an aggregate amount not to exceed $11 million, provided that the making of such Investments is permitted under "--Transactions with

               Affiliates and Related Persons"; and

        (k) Investments in an aggregate amount not to exceed $15 million consisting of the contribution by the Company or any Restricted Subsidiary of assets located in Mexico to joint ventures in which the Company or a Restricted Subsidiary has an interest.

"Permitted Joint Venture" means a corporation, partnership or other entity other than a Restricted Subsidiary engaged in one or more Telecommunications Businesses over which the Company and/or one or more Strategic Investors have, directly or indirectly, the power to direct the policies, management and affairs.

"Permitted Liens" means

        (a) Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor;

        (b) other Liens incidental to the conduct of the Company's and its Restricted Subsidiaries' businesses or the ownership of its property and assets not securing any Debt, and which do not in the aggregate materially detract from the value of the Company's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use of the property or assets in the operation of its business;

        (c) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Debt owing to the Company or such Restricted Subsidiary;

        (d) Liens, pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations;

        (e) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature Incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

        (f) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances Incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries;

        (g) Liens arising out of judgments or awards against or other court proceedings concerning the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with generally accepted accounting principles; and

        (h) any interest or title of a lessor in the property subject to any lease other than a Capital Lease.

"Permitted Telecommunications Capital Asset Disposition" means the transfer, conveyance, sale, lease or other disposition of a capital asset that is a Telecommunications Asset (including fiber, conduit and related equipment), (i) the proceeds of which are treated as revenues by the Company in accordance with generally accepted accounting principles and (ii) that, in the case of the sale of fiber, would not result in the Company retaining less than 24 fibers per route mile on any segment of the Company's network.

"Person"  means  any  individual,   corporation,   partnership,  joint  venture,
association, joint stock company, trust, unincorporated organization, government or agency or political subdivision or any other entity.

"Preferred Dividends" for any Person means for any period the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on Preferred Stock of such Person during such period calculated in accordance with generally accepted accounting principles, by 1 minus the maximum statutory income tax rate then applicable to the Company (expressed as a decimal).

"Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

"Public Equity Offering" means an underwritten public offering of common stock made on a primary basis by the Company pursuant to a registration statement filed with, and declared effective by, the Commission in accordance with the Securities Act.

"Purchase Money Debt" means Debt Incurred at any time within 270 days of, and for the purposes of financing all or any part of the cost of, the construction, installation, acquisition or improvement by the Company or any Restricted Subsidiary of the Company of any new Telecommunications Assets constructed, installed, acquired or improved after March 31, 1997, provided that the proceeds of such Debt are expended for such purposes within such 270-day period.

"Rating Agencies" means Moody's Investors Service, Inc. (or any successor to its rating agency business) and Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. (or any successor to its rating agency business).

"Rating Decline" means the 7.25% Notes cease to be rated B+ (or the equivalent) or better by Standard & Poor's Ratings Service, a division of McGraw Hill, Inc.
 or B2 (or the  equivalent) or better by Moody's Investors Service, Inc.

"Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money, excluding allowances for doubtful accounts.

"Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

"Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the outstanding equity interest in such Person) or (b) 5% or more of the combined outstanding voting power of the Voting Stock of such Person.

"Restricted Subsidiary" means a Subsidiary of the Company, or of a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, that has not been designated by the board of directors of the Company (by a board resolution delivered to the Trustee) as an Unrestricted Subsidiary pursuant to and in compliance with "--Limitations on Designations of Unrestricted Subsidiaries."

"Restricted Subsidiary Guarantee" means a supplemental indenture to the Indenture in form satisfactory to the Trustee, providing for an unconditional Guarantee of payment in full of the principal of, premium, if any, and interest on the 7.25% Notes. Any such Restricted Subsidiary Guarantee shall not be subordinate in right of payment to any Debt of the Restricted Subsidiary providing the Restricted Subsidiary Guarantee.

"Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition or the completion of construction or commencement of operation to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

"Senior Note Indentures" means (i) the Indenture dated as of March 31, 1997 between the Company and Bankers Trust Company, as trustee thereunder, relating to the Company's 10 7/8% Senior Notes Due 2007 (which were subsequently exchanged for the Company's 10 7/8% Series B Senior Notes Due 2007) and the Indenture dated as of August 28, 1997, pursuant to which such 10 7/8% Series B Senior Notes Due 2007 were issued, (ii) the Indenture dated as of October 15, 1997 between the Company and Bankers Trust Company, as trustee thereunder, relating to the Company's 9.47% Series B Senior Discount Notes Due 2007, (iii) the Indenture dated as of January 29, 1998 between the Company and Bankers Trust Company, as trustee thereunder, relating to the Company's 8.29% Series B Senior Discount Notes Due 2008 and (iv) the Indenture, dated as of November 4, 1998, between the Company and Bankers Trust Company, as trustee thereunder, relating to the Company's 7.50% Notes. .

"Stated Maturity," when used with respect to a 7.25% Note or any installment of interest thereon, means the date specified in such 7.25% Note as the fixed date on which the principal of such 7.25% Note or such installment of interest is due and payable.

"Strategic Investor" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses that has, or 80% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization, at the time of its initial Investment in the Company or in a Permitted Joint Venture with the Company, in excess of $2 billion.

"Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the 7.25% Notes to at least the following extent:

        (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the 7.25% Notes exists;

        (ii) if any other Default exists with respect to the 7.25% Notes, upon notice by 25% or more in principal amount of the 7.25% Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and

        (iii)  the Debt may not

               (x) provide for payments of principal of such Debt at the stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase of the Debt by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the 7.25% Notes or

               (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder prior to the final Stated Maturity of the 7.25% Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "--Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the 7.25% Notes required to be repurchased by the Company pursuant to the provisions described under "--Change of Control").

"Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by the Person or by one or more other Subsidiaries of the Person or by the Person and one or more Subsidiaries of the Person or (ii) any other Person (other than a corporation) in which the Person, or one or more other Subsidiaries of such Person or the Person and one or more other Subsidiaries of the Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs of the Person.

"Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

"Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the board of directors of the Company.

"Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with "--Limitation on Designations of Unrestricted Subsidiaries."

"Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

"Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests (other than directors' qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Events of Default

The following will be Events of Default under the Indenture:

        (a) failure to pay principal of (or premium, if any, on) any 7.25% Note when due;

        (b) failure to pay any interest on any 7.25% Note when due, continued for 30 days;

        (c)default in the payment of principal and interest on 7.25% Notes required to be purchased pursuant to an Offer to Purchase as described under "--Change of Control" when due and payable;

        (d) failure to perform or comply with the provisions described under "--Mergers, Consolidations and Certain Sales of Assets" and "--Limitation on Asset Dispositions";

        (e) failure to perform any other covenant or agreement of the Company under the Indenture or the 7.25% Notes continued for 60 days after written notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount of the outstanding 7.25% Notes;

        (f) default under the terms of any instrument evidencing or securing Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of $10 million individually or in the aggregate which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due (after expiration of any applicable grace period);

        (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount in excess of $10 million which remains undischarged or unstayed for a period of 45 days after the date on which the right to appeal has expired; and

        (h)    certain  events  of  bankruptcy,   insolvency  or  reorganization
               affecting the Company or any Restricted Subsidiary.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default (as defined) shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of 7.25% Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding 7.25% Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

If any Event of Default (other than an Event of Default described in clause (h) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount at maturity of the outstanding 7.25% Notes may accelerate the maturity of all 7.25% Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding 7.25% Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (h) above occurs, the outstanding 7.25% Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see "--Amendment, Supplement and Waiver."

No holder of any 7.25% Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the holders of at least 25% in aggregate principal amount of the outstanding 7.25% Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding 7.25% Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a 7.25% Note for enforcement of payment of the principal of and premium, if any, or interest on such 7.25% Note on or after the respective due dates expressed in such 7.25% Note. The Company will be required to furnish to the Trustee quarterly a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

Amendment, Supplement and Waiver

The Company and the Trustee may, at any time and from time to time, without notice to or consent of any holder of 7.25% Notes, enter into one or more indentures supplemental to the Indenture 75

        (1) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company in the Indenture and the 7.25% Notes;

        (2) to add to the covenants of the Company, for the benefit of the holders, or to surrender any right or power conferred upon the Company by the Indenture;

        (3) to add any additional Events of Default;

        (4) to provide for uncertificated 7.25% Notes in addition to or in place of certificated 7.25% Notes;

        (5) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

        (6)    to secure the 7.25% Notes;  or

        (7) to cure any ambiguity in the Indenture to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture or to add any other provisions with respect to matters or questions arising under the Indenture;

provided such actions shall not adversely affect the interests of the holders in any material respect. With the consent of the holders of not less than a majority in principal amount of the outstanding 7.25% Notes, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders, provided that no such supplemental indenture shall, without the consent of the holder of each outstanding 7.25% Note

               (1) change the Stated Maturity of the principal of, or any installment of interest on, any 7.25% Note, or alter the redemption provisions of the 7.25% Note, or reduce the principal amount of the 7.25% Note (or premium, if any), or the interest thereon that would be due and payable upon maturity of the 7.25% Note, or change the place of payment where, or the coin or currency in which, any 7.25% Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of the 7.25% Note;

               (2) reduce the percentage in principal amount of the outstanding 7.25% Notes, the consent of whose holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture or certain Defaults thereunder;

               (3) subordinate in right of payment, or otherwise subordinate, the 7.25% Notes to any other Debt; or

               (4) modify any provision of this paragraph (except to increase any percentage set forth in this paragraph).

The holders of not less than a majority in principal amount of the outstanding 7.25% Notes may, on behalf of the holders of all the 7.25% Notes, waive any past Default under the Indenture and its consequences, except Default (1) in the payment of the principal of (or premium, if any) or interest on any 7.25% Note, or (2) in respect of a covenant or provision which under the proviso to the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding 7.25% Note affected.

Satisfaction and Discharge of the Indenture, Defeasance

The Company may terminate its  obligations  under the Indenture  when

        (i)    either

               (A) all outstanding 7.25% Notes have been delivered to the Trustee for cancellation or

               (B) all such 7.25% Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the 7.25% Notes not theretofore delivered to the Trustee for cancellation, for principal of (or premium, if any, on) and interest to the date of deposit or maturity or date of redemption on such 7.25% Notes;

        (ii) the Company has paid or caused to be paid all other sums payable by the Company under the Indenture; and

        (iii) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the Indenture.

The Company,  at its election,  shall

        (a) be deemed to have paid and discharged its debt on the 7.25% Notes and the Indenture shall cease to be of further effect as to all outstanding 7.25% Notes (except as to (i) rights of registration of transfer, substitution and exchange of 7.25% Notes and the Company's right of optional redemption, (ii) rights of holders to receive payments of principal of, premium, if any, and interest on such 7.25% Notes (but not the Purchase Price referred to under "--Change of Control") and any rights of the holders with respect to such amounts, (iii) the rights, obligations and immunities of the Trustee under the Indenture and (iv) certain other specified provisions in the Indenture) or

        (b) cease to be under any obligation to comply with certain restrictive covenants including those described under "--Certain Covenants," after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the holders, at any time prior to the maturity of the 7.25% Notes, of

               (A) money in an amount,

               (B) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the 7.25% Notes, money in an amount, or

               (C) a combination, sufficient to pay and discharge the principal of, and interest on, the 7.25% Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of the 7.25% Notes.

Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including, among other things, delivery by the Company to the Trustee of an Opinion of Counsel acceptable to the Trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the holders; and (ii) the Company's deposit will not result in the Trust or the Trustee being subject to regulation under the Investment Company Act of 1940, as amended.

Governing Law

The Indenture and the 7.25% Notes will be governed by the laws of the State of New York.

The Trustee

Bankers  Trust  Company will be the Trustee  under the  Indenture and the Senior
Note Indentures. The Trustee's current address is Four Albany Street, New York, New York 10006. The holders of not less than a majority in principal amount of the outstanding 7.25% Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the

Trustee, subject to certain exceptions. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers under the Indenture, to use the degree of care of a prudent person in the conduct of such person's own affairs.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the 7.25% Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a 7.25% Note each holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the 7.25% Notes. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the Commission that such a waiver is against public policy.

Transfer and Exchange

A holder may transfer or exchange 7.25% Notes in accordance with the Indenture. The Company, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture.


EXCHANGE OFFER; REGISTRATION RIGHTS

The Company has entered into a registration rights agreement with the initial purchaser (the "Registration Agreement") pursuant to which the Company agreed, for the benefit of the holders of the old 7.25% notes, at the Company's cost,
(a) by February 25, 1999, to file a registration statement (a "Registration Statement") with the Commission with respect to a registered offer to exchange the old 7.25% notes for the new 7.25% notes, (b) to use its best efforts to cause such Registration Statement to be declared effective under the Securities Act by April 26, 1999, and (c) to consummate the Exchange Offer by May 26, 1999. For each old 7.25% note surrendered to the Company pursuant to the Exchange Offer, the holder of such old 7.25% note will receive a new 7.25% note having a principal amount at maturity equal to that of the surrendered old 7.25% note.

Based upon no-action letters issued by the staff of the Commission to third parties, the Company believes that the new 7.25% notes issued pursuant to the Exchange Offer in exchange for old 7.25% notes would in general be freely transferable after the exchange offer without further registration under the Securities Act if the holder of the new 7.25% notes represents (i) that it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, (ii) that it is acquiring the new 7.25% notes in the ordinary course of its business and (iii) that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
Act) of the new 7.25% notes; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. However, the Commission has not considered the exchange offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer as in such other circumstances. Holders of old 7.25% notes wishing to accept the exchange offer must represent to the Company that such conditions have been met. Each broker-dealer that receives new 7.25% notes for its own account pursuant to the exchange offer, where it acquired the old 7.25% notes exchanged for such new 7.25% notes for its own account as a result of market-making or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus in connection with the resale of such new 7.25% notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new 7.25% notes received in exchange for old 7.25% notes where such old 7.25% notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after closing of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Agreement (including certain indemnification and contribution rights and obligations). See "The Exchange Offer--Resale of the New 7.25% Notes" and "Plan of Distribution."

Each holder of the old 7.25% notes (other than certain specified holders) who wishes to exchange old 7.25% notes for new 7.25% notes in the exchange offer will be required to represent that

        (a) it is not an affiliate of the Company,

        (b) any new 7.25% notes to be received by it will be acquired in the ordinary course of its business and

        (c) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the new 7.25% notes. If the holder is a broker-dealer (a "Participating
               Broker-Dealer") who acquired the old 7.25% notes for its own account as a result of market-making or other trading activities, it may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to acknowledge that it must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new 7.25% notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the new 7.25% notes (other than a resale of an unsold allotment from the original sale of the old 7.25% notes) with the prospectus contained in the exchange offer Registration Statement. Under the Registration Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer Registration Statement in connection with the resale of such new 7.25% notes.

  If,

        (i) because of any change in law or applicable interpretations by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the exchange offer as contemplated by the Registration Agreement, or

        (ii) for any other reason the exchange offer is not consummated within 180 days of the closing date of the old 7.25% notes, or

        (iii) the initial purchaser so requests with respect to old 7.25% notes held by it following closing of the exchange offer, or

        (iv) any holder of old 7.25% notes (other than the initial purchaser of the old 7.25% notes) is not eligible to participate in the Exchange Offer or

        (v) if the initial purchaser participates in the exchange offer or acquires new 7.25% notes issued and delivered to it by the Company in exchange for old 7.25% notes, such purchaser does not receive freely tradeable new 7.25% notes in exchange for old 7.25% notes constituting any portion of an unsold allotment, the Company  will,  at its cost,

               (a) as promptly as practicable, file a shelf registration statement (a "Shelf Registration Statement") with the Commission relating to the offer and sale of the old 7.25% notes or the new 7.25% notes,

               (b) cause such Shelf Registration Statement to be declared effective under the Securities Act and

               (c) use its best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act for a period of three years or such shorter period that will terminate when all the old 7.25% notes or new 7.25% notes, as applicable, covered by such Shelf Registration Statement have been sold.

The Company will, in the event of filing such a Shelf Registration Statement, provide to each holder of the old 7.25% notes copies of the prospectus that is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement for the old 7.25% notes has been filed with the Commission and when such Shelf Registration Statement or any post-effective amendment thereto has become effective and take certain other actions as are required to permit unrestricted resales of the 7.25% Notes. A holder of 7.25% Notes that sells such 7.25% Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration
Agreement which are applicable to such a holder (including certain indemnification and contribution rights and obligations).

The old 7.25% notes  provide  that if

        (i) the Registration Statement has not been filed with the Commission within 90 days after the closing date of the old 7.25% notes or declared effective within 150 days after the closing date of the old 7.25% notes, or the exchange offer has not been consummated within 180 days after the closing date of the old 7.25% notes or

        (ii) instead, the Shelf Registration Statement has not been filed with the Commission and declared effective within 210 days after the closing date of the old 7.25% notes or

        (iii) after either the Registration Statement or the Shelf Registration Statement has been declared effective, as the case may be, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of old 7.25% notes or new 7.25% notes in accordance with and during the periods specified in the Registration Agreement (each such event referred to in clauses (i) through (iii), a "Registration Default"), additional interest ("Liquidated Interest") will accrue on the old 7.25% notes (in addition to the stated interest on the old 7.25% notes) from and including the date on which any such Registration Default shall occur up to but excluding the date on which all Registration Defaults have been cured. Liquidated Interest will be payable in cash semiannually in arrears each November 1 and May 1, at a rate per annum equal to 0.50% of the principal amount of the old 7.25% notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum of the principal amount of the old 7.25% notes at the end of each subsequent 90-day period, but in no event shall such rates exceed 2.00% per annum in the aggregate regardless of the number of Registration Defaults.

The summary in this prospectus of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this prospectus is a part.


                       DESCRIPTION OF CERTAIN INDEBTEDNESS

In March 1997, the Company sold $250.0 million in principal amount of its 10 7/8% Senior Notes Due 2007 (the "10 7/8% Notes") and used the proceeds to repay certain indebtedness of the Company and also to fund capital expenditures for the construction and activation of the Company's network. The Company is amortizing issuance costs totaling approximately $8.0 million over the term of the 10 7/8% Notes. Interest on the 10 7/8% Notes is payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 1997, and the principal amount of the 10 7/8% Notes is due and payable in full on April 1, 2007. The 10 7/8% Note Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries (the "Restricted Subsidiaries") to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase capital stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its Restricted Subsidiaries, issue or sell capital stock of the Company's Restricted Subsidiaries or enter into certain mergers and consolidations. In addition, under certain limited circumstances, the Company will be required to offer to purchase the 10 7/8% Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase with the excess proceeds of certain asset sales. In the event of a Change of Control (as defined in the 10 7/8% Note indenture), holders of the 10 7/8% Notes will have the right to require the Company to purchase all of their 10 7/8% Notes at a price equal to 101% of the aggregate principal amount plus accrued and unpaid interest. Generally, the 10 7/8% Notes are redeemable, at the option of the Company, in whole or in part at stated premiums over par on or after April 1, 2002, and up to 35% of the 10 7/8% Notes may be redeemed at a premium over par prior to April 1, 2000 with the proceeds of certain public stock offerings.

  In August 1997, the Company completed a registered exchange of new 10 7/8% Notes (with terms identical in all material respects to the originally issued 10 7/8% Notes) for all of the originally issued 10 7/8%. The Company received no proceeds from and recognized no profit on the exchange transaction, and no change in the financial condition of the Company occurred as a result of the exchange transaction. In December 1998, the Company redeemed $87.5 million of its 10 7/8% Notes.

  In October 1997, the Company sold $555.9 million in principal amount at maturity of its 9.47% Senior Discount Notes Due 2007 (the "9.47% Notes"), generating net proceeds of approximately $342.1 million, after deducting offering costs which are included in intangible and other long-term assets and are being amortized to interest expense over the term of the 9.47% Notes. The Company used the net proceeds to fund capital expenditures for continuing construction and activation of the Company's network and to fund further growth in the business. The 9.47% Notes accrete at a rate of 9.47% per annum, compounded semi-annually, to an aggregate principal amount of $555.9 million by October 15, 2002. The principal amount of the 9.47% Notes is due and payable in full on October 15, 2007. The 9.47% Notes are redeemable at the Company's option, in whole or in part, at any time on or after October 15, 2002, at specified redemption prices over par. In addition, prior to October 15, 2000, the Company may use the net cash proceeds from certain specified equity transactions to redeem up to 35% of the 9.47% Notes at specified redemption prices over par. Cash interest on the 9.47% Notes will not accrue until October 15, 2002, and thereafter will accrue at a rate of 9.47% per annum, and will be payable semi-annually in arrears commencing on April 15, 2003 and thereafter on April 15 and October 15 (each an interest payment date) of each year. The Company has the option of commencing the accrual of cash interest on an interest payment date on or after October 15, 2000, in which case the outstanding principal amount at maturity of the 9.47% Notes will, on such interest payment date, be reduced to the then accreted value, and cash interest will be payable on each interest payment date thereafter. The indenture for the 9.47% Notes contains certain covenants that are substantially identical to the 10 7/8% Notes described above.

  In March 1998, the Company completed a registered exchange of new 9.47% Notes (with terms identical in all material respects to the originally issued 9.47% Notes) for all of the originally issued 9.47% Notes. The Company received no proceeds from and recognized no profit on the exchange transaction, and no change in the financial condition of the Company occurred as a result of the exchange transaction.

In January 1998, the Company sold $450.5 million in principal amount at maturity of its 8.29% Senior Discount Notes Due 2008 (the "8.29% Notes"), generating net proceeds of approximately $299.2 million, after deducting offering costs which are included in intangible and other long-term assets and will be amortized to interest expense over the term of the 8.29% Notes. The Company used the net proceeds to fund capital expenditures for continuing construction and activation of the Company's network and to fund further growth in the business. The 8.29% Notes accrete at a rate of 8.29% per annum, compounded semi-annually, to an aggregate principal amount of $450.5 million by February 1, 2003. The principal amount of the 8.29% Notes is due and payable in full on February 1, 2008. The 8.29% Notes are redeemable at the Company's option, in whole or in part, at any time on or after February 1, 2003, at specified redemption prices over par. In addition, prior to February 1, 2001, the Company may use the net cash proceeds from certain specified equity transactions to redeem up to 35% of the 8.29% Notes at specified redemption prices over par. Cash interest on the 8.29% Notes will not accrue until February 1, 2003, and thereafter will accrue at a rate of 8.29% per annum, and will be payable semi-annually in arrears commencing on August 1, 2003 and thereafter on February 1 and August 1 (each an interest payment date) of each year. The Company has the option of commencing the accrual of cash interest on an interest payment date on or after February 1, 2001, in which case the outstanding principal amount at maturity of the 8.29% Notes will, on such interest payment date, be reduced to the then accreted value, and cash interest will be payable on each interest payment date thereafter. The indenture for the 8.29% Notes contains certain covenants that are substantially identical to the 10 7/8% Notes and the 9.47% Notes described above.

  In July 1998, the Company completed a registered exchange of new 8.29% Notes (with terms identical in all material respects to the originally issued 8.29% Notes) for all of the originally issued 8.29% Notes. The Company received no proceeds from and recognized no profit on the exchange transaction, and no change in the financial condition of the Company occurred as a result of the exchange transaction.

  In connection with the acquisition of LCI, the Company assumed LCI's existing debt instruments, including $350.0 million of 7.25% Senior Notes due 2007 (the "7.25% Notes Due 2007").

In November 1998, the Company sold the 7.50% Notes and used the proceeds to fund initiatives to further develop and deploy the Company's network, gain additional market share in the traditional telecommunications market segment, expand the Qwest data market strategy and to fund general working capital needs. Pending the application of the net proceeds of the offering of the 7.50% Notes, the Company applied a portion of the proceeds to pay down the outstanding balances under the Company's existing credit facilities. Unamortized issuance costs totaling approximately $9.0 million are being amortized over the term of the 7.50% Notes. Interest on the 7.50% Notes is payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 1999, and the principal amount of the 7.50% Notes is due and payable in full on November 1, 2008. The indenture for the 7.50% Notes contains certain covenants that are substantially identical to the 10 7/8% Notes, the 9.47% Notes and the 8.29% Notes described above, except that under the indenture for the 7.50% Notes, the Company has no obligation to comply with most of the covenants during any period when the 7.50% Notes have been assigned investment grade ratings. If the 7.50% Notes later lose an investment grade rating, the covenants will again apply. See "Description of the 7.50% Notes."

 In connection with the sale of the 7.50% Notes, the Company agreed to make an offer to exchange new notes, registered under the Securities Act and with terms identical in all material respects to the 7.50% Notes, for the 7.50% Notes or, alternatively, to file a shelf registration statement under the Act with respect to the 7.50% Notes. The Company filed the exchange offer registration statement with the Commission on February 2, 1999.

In late November 1998, the Company sold $300.0 million in principal amount of its 7.25% Notes and used the proceeds to fund initiatives to further develop and deploy the Company's network, gain additional market share in the traditional telecommunications market segment, expand the Qwest data market strategy and to fund general working capital needs. These initiatives (which may be effected directly by the Company or through joint venture and similar arrangements) will include construction, development and lighting of the Company's network, expansion of the data and other business services offered by the Company, development of sales channels and other needs. Unamortized issuance costs totaling approximately $2.3 million are being amortized over the term of the 7.25% Notes.

Credit Facility and Lines of Credit

  In connection with the acquisition of LCI, the Company assumed a $250.0 million revolving credit facility (the "Credit Facility") from a syndicate of banks. The Company also assumed three separate discretionary line of credit agreements (the "Lines of Credit") with commercial banks providing for total borrowings of up to $75.0 million.

The Credit Facility bears interest at a rate consisting of two components. The base rate component is dependent upon a market indicator and the second component varies from 0.30% to 0.75%, based on the more favorable of the relationship of borrowings levels to operating cash flow (the "leverage ratio") or senior unsecured debt rating. As of September 30, 1998, the Company had $215.0 million outstanding under the Credit Facility at an interest rate of 6.0%. The Credit Facility contains various financial covenants including a leverage ratio requirement. As of September 30, 1998, the Company was in compliance with all Credit Facility covenants. In November 1998, the outstanding balance under the Credit Facility was repaid with a portion of the proceeds from the 7.25% Notes. The Credit Facility expired on December 31, 1998.

As of September 30, 1998, $17.5 million was outstanding on the Lines of Credit at an interest rate of 6.3%. In November 1998, the outstanding balances under the Lines of Credit were repaid with a portion of the proceeds from the 7.25% Notes. Two of the Lines of Credit expired on Dec. 31, 1998. As of December 31, 1998 the Company had $25.0 million available on the remaining Line of Credit.

In February 1999, the Company received commitments from several banks to syndicate an unsecured credit facility in the amount of $1.0 billion. It is a condition to closing that the Company sign a mututally satisfactory credit agreement. The Company expects to close by the end of the first quarter of 1999.


Accounts Receivable Securitization

As of September 30, 1998, the Company, through its wholly-owned subsidiary, LCI, maintained an agreement to sell a percentage ownership interest in a defined pool of trade accounts receivable (the "Securitization Program"). Under the Securitization Program, LCI SPC I, Inc. ("SPC"), a single-purpose subsidiary of the Company, sold accounts receivable. SPC had approximately $150.0 million of accounts receivable available for sale and had sold a total of approximately $125.0 million as of September 30, 1998.

In October 1998, the Company borrowed approximately $67.0 million under a demand note payable to a bank. This demand note was utilized to reacquire the ownership interest in a portion of the pool of trade accounts receivable that were sold under the Securitization Program. The remaining portion of such accounts was reacquired with cash. In November 1998, the outstanding balance under the demand note was repaid with a portion of the proceeds of the 7.25% Notes.


             Certain United States Federal Income Tax Considerations

General

The following is a general discussion of certain of the expected United States federal income tax consequences applicable to holders of the old 7.25% notes who purchased the old 7.25% notes from Qwest for cash, exchange the old 7.25% notes for new 7.25% notes in this exchange offer, and hold the old 7.25% notes and will hold the new 7.25% notes as capital assets ("Holders"). This discussion is a descriptive summary only and is not a complete technical analysis or listing of all potential tax considerations that may be relevant to Holders. Qwest has received an opinion of its counsel, Holme Roberts & Owen LLP, that the following describes the material United States federal income tax consequences expected to result to Holders, subject to the conditions and limitations described in this discussion. This discussion is based on current provisions of the Internal

Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations ("Regulations"), and public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change. Any such change could be applied retroactively. This discussion is also based on the information contained in this prospectus and the related documents, and on certain representations from Qwest as to factual matters. This discussion does not cover all aspects of United States federal taxation that may be relevant to, or the actual tax effect that any of the matters described in this discussion will have on, particular Holders and does not address foreign, state, or local tax consequences.

Qwest has not sought and will not seek any ruling from the Internal Revenue Service (the "Service") with respect to the 7.25% notes. The Service could take a different position concerning the tax consequences of the exchange of old 7.25% notes for new 7.25% notes or the ownership or disposition of the new 7.25% notes, and the Service's position could be sustained by a court.

The United States federal income tax consequences to a Holder may vary depending on the Holder's particular situation or status. Some of the rules applicable to Holders that are subject to special rules under the Code are not discussed below. Examples of these holders include insurance companies, tax-exempt organizations, mutual funds, retirement plans, financial institutions, dealers in securities or foreign currency, persons that hold the 7.25% notes as part of a "straddle" or as a "hedge" against currency risk or in connection with a conversion transaction, persons that have a functional currency other than the United States dollar, investors in pass-through entities, traders in securities that elect to mark to market, and except as expressly addressed in this discussion, Non-U.S. Holders (as defined below).

As used in this discussion, the term "U.S. Holder" means a Holder that, for United States federal income tax purposes, is

     (1) a citizen or resident of the United States,

     (2) a corporation, partnership, or other entity created or organized in or under the laws of the United States, of the District of Columbia, or of any State,

     (3) an estate the income of which is subject to United States federal income tax, regardless of its source, or

     (4) a trust if

           (a) a court within the United States is able to exercise primary supervision over the administration of the trust and

           (b) one or more United States persons have the authority to control all substantial decisions of the trust.

The term "Non-U.S. Holder" means a Holder that is, for United States federal income tax purposes, not a U.S. Holder.

This discussion is for general information purposes only. Each holder is urged to consult its tax advisor as to the particular tax consequences to such person of exchanging old 7.25% notes for new 7.25% notes and of holding and disposing of the new 7.25% notes, including the applicability and effect of all foreign, state, or local tax laws and of any change in federal income tax law or administrative or judicial interpretation since the date of this prospectus.

Exchange of Notes

Although there is no direct authority as to whether the exchange of old 7.25% notes for new 7.25% notes in the exchange offer will be treated as a taxable exchange for United States federal income tax purposes, it is the opinion of Holme Roberts & Owen LLP, counsel to Qwest, that based on its analysis of applicable law, such exchange should not be treated as a taxable exchange for United States federal income tax purposes. A Holder should not recognize gain or loss on the exchange of old 7.25% notes for new 7.25% notes in the exchange offer and, on such exchange, should have the same adjusted tax basis in and holding period for the new 7.25% notes as it had in the old 7.25% notes immediately before the exchange.


Original Issue Discount

Qwest was advised by the initial purchaser at the time of the sale of the old 7.25% notes that the initial purchaser intended to sell the old 7.25% notes at a price equal to 100% of the stated principal amount of the old 7.25% notes, and Qwest believes that substantially all of the old 7.25% notes were sold to investors at that price. This discussion is therefore based on the assumption that the old 7.25% notes were not issued with an amount of original issue discount in excess of the de minimis exception under the Code, and thus, that the original issue discount amount will be considered zero for United States federal income tax purposes. Each U.S. Holder is required to include stated interest on the 7.25% notes in gross income in accordance with the U.S. Holder's regular method of tax accounting.


Market Discount

Under the market discount rules of the Code, a U.S. Holder who purchases a 7.25% note at a "market discount" will generally be required to treat any gain recognized on the disposition of the 7.25% note as ordinary income to the extent of the lesser of such gain or the portion of the market discount that accrued during the period that the U.S. Holder held such 7.25% note. Market discount is generally defined as the amount by which a U.S. Holder's purchase price for a 7.25% note is less than the stated redemption price at maturity (the stated principal amount in this case) of the 7.25% note on the date of purchase, subject to a statutory de minimis exception. A U.S. Holder who acquires a 7.25% note at a market discount may be required to defer all or a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or continued to purchase or carry such 7.25% note until the retirement of the 7.25% note, or if earlier, the U.S. Holder disposes of the 7.25% note in a taxable transaction. A U.S. Holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income or to defer any deductions for interest expense under these rules. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the Service. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions and any other consequences of the market discount rules that may apply to them in particular.

Amortizable Bond Premium

Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, the excess will constitute amortizable bond premium that the holder of such debt instrument may elect, under section 171 of the Code, to amortize as an offset to interest income under the constant yield method over the period from its acquisition date to the obligation's maturity date subject to special rules for early call provisions. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the related 7.25% notes by the amount of the aggregate amortization allowable as amortizable bond premium. An election to amortize bond premium applies to all obligations with amortizable bond premium held by the electing U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and is irrevocable without the consent of the Service.


Sale, Retirement, or Other Taxable Disposition

Upon the sale, retirement, or other taxable disposition of a 7.25% note, a U.S. Holder will generally recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of property received in exchange for the 7.25% note (except to the extent attributable to accrued interest not previously taken into account) and (ii) the U.S. Holder's adjusted tax basis in the 7.25% note. If the 7.25% note has market discount or amortizable bond premium, appropriate adjustments may be required in computing the U.S. Holder's adjusted tax basis for the 7.25% note. Any gain or loss on the sale, retirement, or other taxable disposition of a 7.25% note, measured as described above, will generally be capital gain or loss (except as discussed under "-Market Discount"). In the case of an individual U.S. Holder, such capital gain will be taxable at various preferential rates, depending on such U.S. Holder's holding period for the 7.25% note at the time of disposition.

With respect to tax matters related to legal defeasance and covenant defeasance in certain circumstances, see "Description of the 7.25% Notes-Satisfaction and Discharge of the Indenture, Defeasance."


Backup Withholding

The  backup  withholding  rules of the Code  require  a payor  to  deduct  and
withhold  a  tax   amount  if

 (1) the payee fails to furnish a taxpayer identification number ("TIN") to the payor,

 (2) the Service notifies the payor that the TIN furnished by the payee is incorrect,

 (3) the payee has failed to report properly the receipt of a "reportable payment" and the Service has notified the payor that withholding is required, or

 (4) there has been a failure on the part of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406 of the Code.

If any one of the events discussed above occurs, Qwest or its paying agent or other withholding agent will be required to withhold a tax equal to 31 percent of any "reportable payment" which includes, among other things, interest actually paid and amounts paid through brokers in retirement of securities. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a refund or credit against the U.S. Holder's United States federal income tax, provided that the required information is furnished to the Service. Certain U.S. Holders (including, among others, corporations) are not subject to the backup withholding or information reporting requirements.

Certain Tax Consequences to Non-U.S. Holders

General. The following discussion is for general information purposes only and does not cover all aspects of United States federal taxation that may apply to, or the actual tax effect that any of the matters described in this discussion will have on, any particular Non-U.S. Holder. Non-U.S. Holders are urged to consult their tax advisors as to the particular tax consequences to them of purchasing, holding, and disposing of the 7.25% notes.

Portfolio Interest Exemption. A Non-U.S. Holder not engaged in any U.S. trade or business will generally, under the portfolio interest exemption of the Code, not be subject to United States federal income taxes or United States federal withholding tax, on payments of principal and interest paid on the 7.25% notes, provided that

     (1) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Qwest entitled to vote,

     (2)   the Non-U.S. Holder is not

           (a) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or

           (b) a controlled foreign corporation that is related to Qwest through stock ownership,

     (3) such interest is not effectively connected with a United States trade or business and

     (4)   either

           (a) the beneficial owner of the 7.25% notes certifies to Qwest or its agent, under penalties of perjury, that it is not a U.S. Holder and provides a completed IRS Form W-8 ("Certificate of Foreign Status") or

           (b) a securities clearing organization, bank, or other financial institution which holds customers' securities in the ordinary course of its trade or business (a "financial institution") and which holds the 7.25% notes, certifies to Qwest or its agent, under penalties of perjury, that it has received Form W-8 from the beneficial owner or that it has received from another financial institution a Form W-8 and furnishes the payor with a copy of the Form W-8 and none of the persons reviewing the relevant certification or IRS form has actual knowledge that the certification or any statement on the IRS form is false.

If any of the situations described in proviso (i), (ii), or (iv) of the preceding sentence does not exist, interest on the 7.25% notes, when paid, is subject to United States withholding tax at the rate of 30 percent, unless an income tax treaty between the United States and the country of which the Non-U.S. Holder is a tax resident provides for the elimination or reduction in the rate of United States federal withholding tax. Interest for this purpose includes income, other than capital gains, received from the sale or exchange of the 7.25% notes or from a payment on the 7.25% notes to the extent of unpaid interest accrued while the 7.25% notes were held by a Non-U.S. Holder and the amounts so accrued were not previously subject to United States withholding tax.

Effectively Connected Income. If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the 7.25% notes is effectively connected with the conduct of such trade or business, such Non-U.S. Holder, although exempt from United States federal withholding tax as discussed in the preceding paragraph (or by reason of the delivery of a properly completed IRS Form 4224), will be subject to United States federal income tax on such interest and on any gain realized on the sale, exchange, or other disposition of a 7.25%
note in the same manner as if it were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its effectively connected earnings and profits for that taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty.

Federal Estate Tax. 7.25% notes owned or treated as owned by an individual who is neither a United States citizen nor a United States resident (as defined for United States federal estate tax purposes) at the time of death will be excluded from the individual's gross estate for United States federal estate tax purposes and will not be subject to United States federal estate tax if the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Qwest entitled to vote and, at the time of such individual's death, payments with respect to such 7.25% notes would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

Disposition of the 7.25% Notes. A Non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized in connection with the sale, exchange, or retirement of the 7.25% notes, unless:

(1) (a) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States or

    (b) if a tax treaty applies, the gain is generally attributable to the United States permanent establishment maintained by the Non-U.S. Holder,

(2) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied, or

(3) the Non-U.S. Holder is subject to tax pursuant to provisions of the Code applicable to United States expatriates.

Information Reporting and Backup Withholding Tax. In general, there is no United States information reporting requirement or backup withholding tax on payments to Non-U.S. Holders who provide the appropriate certification described above regarding qualification for the portfolio interest exemption from United States federal income tax for payments of interest on the 7.25% notes.

In general, backup withholding and information reporting will not apply to a payment of the gross proceeds of a sale of the 7.25% notes effected at a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person 50% or more of whose gross income for certain periods is derived from activities that are effectively connected with the conduct of a trade or business in the United States, or (in the case of payments made after December 31, 1999) a foreign partnership with certain connections to the United States, such payments will not be subject to backup withholding, but will be subject to information reporting, unless:

     (1) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met or

     (2)   the beneficial owner otherwise establishes an exemption.

Payment by Qwest of principal on the 7.25% notes or payment by a United States office of a broker of the proceeds of a sale of the 7.25% notes is subject to both backup withholding and information reporting unless the beneficial owner provides a completed IRS Form W-8 which certifies under penalties of perjury that it is a Non-U.S. Holder who meets all the requirements for exemption from United States federal income tax on any gain from the sale, exchange, or retirement of the 7.25% notes. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder's United States federal income tax liability, provided the required information is furnished to the Service.

Recently promulgated Regulations (the "New Regulations") would modify the procedures to be followed by Non-U.S. Persons and payors of interest and sale proceeds in complying with the United States federal withholding, backup withholding, and information reporting rules, and the availability of any exemption therefrom. The New Regulations are not currently effective, but will generally be effective for payments made after December 31, 1999. In general, the New Regulations do not significantly alter the current substantive withholding and information requirements, but unify current certification procedures and forms and clarify reliance standards. The New Regulations impose more stringent conditions on the ability of financial intermediaries acting for Non-U.S. Holders to provide certifications on behalf of Non-U.S. Holders. Each Holder of a 7.25% note is strongly urged to consult its tax advisor regarding the effect of the New Regulations on the purchase, ownership, and disposition of the 7.25% notes.


                             Plan of Distribution

Each broker-dealer that receives new 7.25% notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new 7.25% notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, by in connection with resales of new 7.25% notes received in exchange for old 7.25% notes where such old 7.25% notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of one year after closing of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of new 7.25% notes by any broker-dealer. New 7.25% notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new 7.25% notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new 7.25% notes. Any broker-dealer that resells new 7.25% notes that were received by it for its own account pursuant to the eExchange oOffer and any broker or dealer that participates in a distribution of such new 7.25% notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new 7.25% notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of one year after closing of the exchange offer, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Agreement and all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old 7.25% notes) other than commissions or concessions of any brokers or dealers, and will indemnify the holders (including any broker-dealers) and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

  The Company has not entered into any arrangements or understandings with any person to distribute the new 7.25% notes to be received in the exchange offer.

                                 Legal Matters

Holme Roberts & Owen LLP, Denver, Colorado, is passing on the validity of the new 7.25% notes and certain United States federal income tax matters in connection with the new 7.25% notes


                                     Experts

The consolidated financial statements and schedule of Qwest Communications International Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been incorporated in this prospectus and in the Registration Statement by reference in reliance on the report pertaining to such consolidated financial statements, dated February 24, 1998, except as to note 22, which is as of March 8, 1998, and the report dated February 24, 1998 pertaining to such schedule, of KPMG LLP, independent certified public accountants, incorporated in this prospectus and in the Registration Statement by reference, and on the authority of that firm as experts in accounting and auditing.

The consolidated financial statements and schedules of LCI International, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants as stated in their reports also incorporated by reference in this prospectus.

The consolidated financial statements of Phoenix Network, Inc. as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been audited by Grant Thornton LLP, independent certified public accountants.

The financial statements of SuperNet, Inc. as of and for the year ended June 30, 1997 have been audited by Dollinger, Smith & Co., independent certified public accountants.

The consolidated financial statements of Icon CMT Corp. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, have been incorporated in this prospectus by reference to the Registration Statement (No. 333-65095) on Form S-4 of Qwest Communications International Inc. dated September 30, 1998, as amended by Amendment No. 1 to the S-4 dated December 10, 1998. Such financial statements, except as they relate to Frontier Media Group, Inc. as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997, have been audited by PricewaterhouseCoopers LLP, independent accountants, and insofar as they relate to Frontier Media Group, Inc. as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997, by Ernst & Young LLP, independent accountants.


                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements and other information we file at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

We have filed a Registration Statement on Form S-4 to register with the Commission the new 7.25% notes to be issued in exchange for the old 7.25% notes. This prospectus is part of that Registration Statement. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement.

We have not authorized anyone to give you any information or to make any representations about the transactions we discuss in this prospectus other than those contained in this prospectus or in the documents we incorporate in this prospectus by reference. if you are given any information or representations about these matters that is not discussed or incorporated in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus or in the documents we incorporate in this prospectus by reference is correct after this date.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus includes by reference the documents listed below that we have previously filed with the Commission and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

FILING                                          PERIOD
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Annual Report on Form 10-K                     Year ended December 31, 1997

Quarterly Reports  on Form  10-Q               Quarter ended September 30, 1998,
                                                 as amended on Form 10-Q/A
                                                 filed December 9, 1998
                                               Quarter  ended  June  30,   1998,
                                                 1998, as amended on Form 10-Q/A
                                                 filed December 9, 1998

                                               Quarter ended March 31, 1998, as
                                                 amended on Form 10-Q/A filed
                                                 May 7, 1998

Current Reports on Form 8-K                    Filed January 14, 1999
                                               Filed December 16, 1998
                                               Filed December 7, 1998
                                               Filed November 25, 1998
                                               Filed November 19, 1998
                                               Filed October 29, 1998
                                               Filed September 16, 1998
                                               Filed July 8, 1998, as
                                                 amended on Form 8-K/A filed
                                                 July 10, 1998
                                               Filed June 12, 1998, as
                                                 amended on Form 8-K/A filed
                                                 October 13, 1998
                                               Filed April 21, 1998 Filed April
                                                 3, 1998 Filed March 27, 1998
                                               Filed  March 20, 1998 Filed March
                                                9, 1998 Filed January 29, 1998
                                               Filed January 12, 1998

Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-58617)
filed December 9, 1998;

Amendment No.1 to Registration Statement on Form S-4 (File No. 333-49915)
filed May 13, 1998;

The historical financial statements
of SuperNet, Inc. at pages F-31 to
F-41 of Registration Statement on
Form S-4 (File No. 333-46145)
filed February 12, 1998;

The description of our common stock set forth in the Form 8-A filed by us on May 28, 1997, including any amendment or report filed with the Commission for purposes of updating such description.

We incorporate by reference additional documents that we may file with the Commission between the date of this prospectus and the date of the closing of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the appropriate company at the following address:

Investor Relations
Qwest Communications International Inc.
700 Qwest Tower
555 Seventeenth Street
Denver, Colorado 80202 TELEPHONE NUMBER 800-567-7296.

   QWEST COMMUNICATIONS INTERNATIONAL INC.

   OFFER TO EXCHANGE
   7.25% SERIES B SENIOR DISCOUNT NOTES DUE 2008 FOR ANY AND ALL OF ITS
    OUTSTANDING 7.25% SENIOR DISCOUNT NOTES DUE 2008

                            [LOGO]


   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___DAY, __________ __, 1999, UNLESS WE EXTEND IT; PROVIDED WE MAY NOT EXTEND THE EXCHANGE OFFER BEYOND _________ __, 1999.

   PROSPECTUS
   DATED FEBRUARY __, 1999

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such officer's or director's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses which such officer or director actually and reasonably incurred.

  In accordance with Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for
(i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGLC (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

  The Certificate of Incorporation and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law, except that the By-laws provide that the Company is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. In addition, the Company maintains insurance policies which provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

  Pursuant to Section 145 of the DGCL and the Certificate of Incorporation and the By-laws of the Company, the Company maintains directors' and officers' liability insurance coverage.

   ITEM 21. EXHIBITS AND FINANCIAL DATA SCHEDULES.

     (a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

EXHIBIT NO.

 1.1 Purchase Agreement dated November 19, 1998, between the Company and Salomon Smith Barney Inc.

 3.1**     Amended and Restated Certificate of Incorporation of Qwest.

 3.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Qwest (incorporated by reference to the exhibit of the same number to Qwest's Registration Statement on Form S-3 (File No. 333-58617) filed July 7, 1998).

 3.3 Bylaws of Qwest (incorporated by reference to exhibit 3 in Qwest's Form 10-Q for the quarter ended September 30, 1997 (File No. 000-22609)).

 4.1(a)*** Indenture  dated as of October 15, 1997 with  Bankers  Trust  Company
           (including form of Qwest's 9.47% Senior Discount Notes due 2007 and 9.47% Series B Senior Discount Notes due 2007 as an exhibit thereto).

 4.1(b)****Indenture  dated as of August 28,  1997 with  Bankers  Trust  Company
           (including form of Qwest's 10 7/8% Series B Senior Notes due 2007 as an exhibit thereto).

 4.1(c)****Indenture  dated as of January 29, 1998 with  Bankers  Trust  Company
           (including form of Qwest's 8.29% Senior Discount Notes due 2008 and 8.29% Series B Senior Discount Notes due 2008 as an exhibit thereto).

 4.1(d)*+ Indenture dated as of November 27, 1998 with Bankers Trust Company (including form of the Company's 7.25% Senior Discount Notes Due 2008 and 7.25% Series B Senior Discount Notes Due as an exhibit thereto).

 4.1(e)*+ Indenture  dated as of November  4, 1998 with  Bankers  Trust  Company
          (including form of the Company's 7.50% Senior Discount Notes Due 2008 and 7.50% Series B Senior Discount Notes Due 2008 as an exhibit thereto).

 4.2(a)*+ Registration Agreement dated November 4, 1998 with Salomon Brothers Inc. relating to the Company's 7.50% Senior Discount Notes Due 2008.

 4.2(b)*+ Registration Agreement dated November 27, 1998 with Salomon Brothers Inc. relating to the Company's 7.25% Senior Discount Notes Due 2008.

 4.3 Third Amended and Restated Credit Agreement, dated as of September 5, 1997, by and among LCI International Inc., First Union National Bank, Nationsbank of Texas, N.A., and the Bank of New York (incorporated by reference to exhibit 4(c)(xv) in LCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

 4.4 Indenture dated as of June 23, 1997 between LCI International, Inc., and First Trust National Association, as trustee, Providing for the Issuance of Senior Debt Securities, including Resolutions of the Pricing Committee of the Board of Directors establishing the terms of the 7.25% Senior Notes due June 15, 2007 (incorporated by reference to exhibit 4(c) in LCI's Current Report on Form 8-K dated June 23,
           1997).

 5.1 Opinion of Holme Roberts & Owen LLP with respect to the legality of the securities being registered.

 8.1 Opinion of Holme Roberts & Owen LLP with respect to certain tax matters.

10.1** Growth Share Plan, as amended, effective October 1, 1996.

10.2**     Employment Agreement dated December 21, 1996 with Joseph P. Nacchio.

10.3** Promissory Note dated November 20, 1996 and Severance Agreement dated December 1, 1996 with Robert S. Woodruff.

10.4****   Equity Compensation Plan for Non-Employee Directors.

10.5**+    IRU   Agreement   dated  as  of  October  18,   1996  with   Frontier
           Communications International Inc.

10.6**+ IRU Agreement dated as of February 26, 1996 with WorldCom Network Services, Inc.

10.7**+    IRU Agreement dated as of May 2, 1997 with GTE.

10.8**     Equity Incentive Plan.

10.9****   Employment Agreement dated March 7, 1997 with Stephen M. Jacobsen.

10.10****  Employment Agreement dated October 8, 1997 with Lewis O. Wilks.

10.11**** Employment Agreement dated September 26, 1997 with Brij Khandelwal.

10.12**** Employment Agreement dated September 19, 1997 with Larry Seese.

10.13****  Growth Share Plan Agreement with Joseph P. Nacchio, effective January
           1, 1997, and Amendment thereto.

10.14****  Non-Qualified Stock Option Agreement with Joseph P. Nacchio, effective June 1997.

10.15 Employment Agreement, dated as of October 18, 1993, between LCI International Management Services, Inc. and Joseph A. Lawrence (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1994).*

10.16 LCI International, Inc. 1992 Stock Option Plan (incorporated by reference to LCI's Registration Statement No. 33-60558).*

10.17 LiTel Communications, Inc. 1993 Stock Option Plan (incorporated by reference to LCI's Registration Statement No. 33-60558).*

10.18 LCI International, Inc. 1994/1995 Stock Option Plan (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1993).*

10.19 LCI International, Inc. and Subsidiaries Nonqualified Stock Option Plan for Directors (incorporated by reference to LCI's Registration Statement No. 33-67368).*

10.20 LCI International, Inc. 1995/1996 Stock Option (incorporated by reference to LCI's Proxy Statement for the 1995 Annual Meeting of Shareowners).*

10.21 Employment Agreement, dated as of March 20, 1994, between LCI International, Inc. and H. Brian Thompson (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31,

           1994).*

10.22 LCI International Management Services, Inc. Supplemental Executive Retirement Plan (incorporated by reference to LCI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).*

10.23 Employment Agreement, dated as of October 1, 1995 between LCI International Management Services, Inc., and Larry Bouman (incorporated by reference to exhibit 10(1)(xviii) in LCI's Annual Report on Form 10-K for the year ended December 31, 1995).*

10.24 1997/1998 LCI International, Inc. Stock Option Plan (incorporated by reference to exhibit 10(1)(xxi) in LCI's Annual Report on Form 10-K for the year ended December 31, 1996).*

10.25 LCI International, Inc. and Subsidiaries Executive Incentive Compensation Plan (incorporated by reference to exhibit 10(1)(xxii) in LCI's Annual Report on Form 10-K for the year ended December 31,
           1996).*

10.26 Contractor Agreement dated January 18, 1993 by and between LCI International Telecom Corp. and American Communications Network, Inc. (incorporated by reference to LCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995). Portions of this exhibit have been omitted pursuant to a request for confidential treatment.*

10.27 Transfer and Administrative Agreement among Enterprise Funding Corporation, LCI SPC I, Inc., LCI International Telecom Corp., NationsBank, N.A. and certain other parties thereto, dated August 29, 1996 (incorporated by reference to exhibit 10(r)(i) in LCI's Quarterly Report on Form 10-Q for the quarter ended September 30,
           1996).

10.28 Receivables Purchase Agreement dated August 29, 1996, among LCI International Telecom Corp. and LCI SPC I, Inc. (incorporated by reference to exhibit 10(r)(ii) in LCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).

10.29 Subordinated Intercompany Revolving Note, dated August 29, 1996, issued to LCI International Telecom Corp. by LCI SPC I, Inc. (incorporated by reference to exhibit 10(r)(iii) in LCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).

10.30 Support Agreement, dated August 29, 1996, by LCI International, Inc. in favor of LCI SPC I, Inc. (incorporated by reference to exhibit 10(r)(iv) in LCI's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996).

10.31 Participation Agreement dated as of November 1996 among LCI International, Inc., as the Construction Agent and as the Lessee, First Security Bank, National Association, as the Owner Trustee under the Stuart Park Trust the various banks and lending institutions which are parties thereto from time to time as the Holders, the various banks and lending institutions which are parties thereto from time to time as the Lenders and NationsBank of Texas, N.A., as the Agent for the Lenders (incorporated by reference to exhibit 10(s)(i) in LCI's Annual Report on Form 10-K for the year ended December 31,
           1996).

10.32 Unconditional Guaranty Agreement dated as of November 15, 1996 made by LCI International, Inc., as Guarantor in favor of NationsBank of

           Texas, N.A., as Agent for the ratable benefit of the Tranche A Lenders (incorporated by reference to exhibit 10(s)(ii) in LCI's Annual Report on Form 10-K for the year ended December 31, 1996).

10.33 Agency Agreement between LCI International, Inc., as the Construction Agent and First Security Bank, National Association, as the Owner Trustee under the Stuart Park Trust as the Lessor dated as of November 15, 1996 (incorporated by reference to exhibit 10(s)(iii) in LCI's Annual Report on Form 10-K for the year ended December 31,
           1996).

10.34 Deed of Lease Agreement dated as of November 15, 1996 between First Security Bank, National Association as the Owner Trustee under the Stuart Park Trust, as Lessor and LCI International, Inc. as Lessee (incorporated by reference to exhibit 10(s)(iv) in LCI's Annual Report on Form 10-K for the year ended December 31, 1996).

10.35*     Equity Compensation Plan for Non-Employee Directors.

12.1       Statement re Computation of Ratios.

21.1 Subsidiaries of the Registrant (incorporated by reference to the exhibit of the same number in Form S-4 (File No. 333-65095)

23.1       Consent of KPMG LLP.

23.2       Consent of Arthur Andersen LLP.

23.3       Consent of Grant Thornton LLP.

23.4       Consent of PricewaterhouseCoopers LLP.

23.5       Consent of Ernst & Young LLP.

23.6       Consent of Dollinger, Smith & Co.

23.7 Consent of Holme Roberts & Owen LLP (contained in Exhibit 5.1).

24.1 Power of Attorney. Included on the signature page hereof.

25         Form T-1, Statement of Eligibility of Bankers Trust Company.
----------
   *Indicates executive compensation plans and arrangements.

  ** Incorporated by reference to the exhibit of the same number in Form S-1 as declared effective on June 23, 1997 (File No. 333-25391).

 *** Incorporated by reference to exhibit 4.1 in Form S-4 as declared effective on January 5, 1998 (File No. 333-42847).

**** Incorporated by reference to the exhibit of the same number in Qwest's Form
     10-K for the year ended December 31, 1997.

*+ Incorporated by reference to the exhibit of the same number in Form S-4 (File No. 333-71603).

   + Portions have been omitted pursuant to a request for confidential treatment.

     (b) Financial Statement Schedules. The following is a complete list of financial statement schedules filed as part of this Registration Statement, which are incorporated by reference herein from Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-65095):

Schedule Number
II-A             Qwest Communications International Inc.
                 Valuation and Qualifying Accounts

II-B             LCI International Inc.
                 Valuation and Qualifying Accounts

II-C             Icon CMT Corp.
                 Valuation and Qualifying Accounts


   ITEM 22. UNDERTAKINGS.

     (a) The undersigned Company hereby undertakes:

       (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

       (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Company hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned Company hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (e) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f) The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed part of the registration statement as of the time it was declared effective.

                                    SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED QWEST COMMUNICATIONS INTERNATIONAL INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON FEBRUARY 24, 1999.

                     Qwest Communications International Inc.

                                   By: /s/ ROBERT S. WOODRUFF
                                   NAME:   ROBERT S. WOODRUFF
                                   TITLE: Executive Vice President--Finance


                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS, ROBERT W. WOODRUFF, HIS ATTORNEY-IN-FACT, WITH THE POWER OF SUBSTITUTION, FOR HIM IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT (INCLUDING POST-EFFECTIVE AMENDMENTS), AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                      CAPACITY                DATE

                                       Chairman of the
    /s/ PHILIP F. ANSCHUTZ              Board                   FEBRUARY 24,
----------------------------------                               1999
        PHILIP F. ANSCHUTZ

    /s/ JOSEPH P. NACCHIO               Director, Chairman
----------------------------------      and Chief Executive     FEBRUARY 24,
        JOSEPH P. NACCHIO               Officer (Principal        1999
                                        Executive Officer)

                                       Director and
                                        Executive Vice          FEBRUARY 24,
   /s/    ROBERT S. WOODRUFF            President--Finance        1999
----------------------------------      and Chief Financial
         ROBERT S. WOODRUFF             Officer (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)


   /s/     CANNON Y. HARVEY           Director                   FEBRUARY 24,
----------------------------------                                1999
           CANNON Y. HARVEY


   /s/     JORDAN L. HAINES           Director                   FEBRUARY 24,
----------------------------------                                 1999
            JORDAN L. HAINES


                                      Director                   FEBRUARY __,
----------------------------------                                 1999
           DOUGLAS M. KARP

   /s/     VINOD KHOSLA
----------------------------------    Director                   FEBRUARY 24,
           VINOD KHOSLA                                            1999

   /s/     RICHARD T. LIEBHABER       Director
----------------------------------                               FEBRUARY 24,
            RICHARD T. LIEBHABER                                   1999

                                      Director
   /s/      DOUGLAS L. POLSON                                    FEBRUARY 24,
----------------------------------                                 1999
            DOUGLAS L. POLSON

                                      Director
   /s/      CRAIG D. SLATER                                      FEBRUARY 24,
----------------------------------                                 1999
            CRAIG D. SLATER

                                      Director
   /s/      W. THOMAS STEPHENS                                   FEBRUARY 24,
----------------------------------                                 1999
            W. THOMAS STEPHENS